   As Filed with the Securities and Exchange Commission on November 5, 2001.
                                           Registration Statement No. 333-70150


===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                Amendment No. 1
                                       to
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                              RITE AID CORPORATION
             (Exact name of registrant as specified in its charter)



              Delaware                                5912                           23-1614034
  (State or other jurisdiction of         (Primary Standard Industrial            (I.R.S. Employer
   incorporation or organization)          Classification Code Number)           Identification No.)



                              --------------------
                                 30 Hunter Lane
                         Camp Hill, Pennsylvania 17011
                                 (717) 761-2633
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                             Elliot S. Gerson, Esq.
              Senior Executive Vice President and General Counsel
                              Rite Aid Corporation
                                 30 Hunter Lane
                         Camp Hill, Pennsylvania 17011
                                 (717) 761-2633
                           (717) 760-7867 (facsimile)
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                        Copies of all communications to:
                             Stacy J. Kanter, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                 4 Times Square
                            New York, New York 10036
                                 (212) 735-3000
                           (212) 735-2000 (facsimile)

                              --------------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

 If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

 If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.


===============================================================================

                               TABLE OF CONTENTS



                                                                            Page
                                                                        --------
Cautionary Note Regarding Forward Looking Statements ...............           2
Where You Can Find More Information ................................           3
Incorporation of Certain Documents by Reference ....................           3
Prospectus Summary .................................................           4
Risk Factors .......................................................          14
Use Of Proceeds ....................................................          21
Ratio Of Earnings To Fixed Charges .................................          21
Selected Consolidated Financial Information ........................          22
The Exchange Offer .................................................          24
Description Of The New Notes .......................................          31
Material Federal Income Tax Considerations .........................          69
Plan Of Distribution ...............................................          72
Legal Matters ......................................................          72
Experts ............................................................          72

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                 Subject to Completion, Dated November 5, 2001


PROSPECTUS


                              RITE AID CORPORATION


                Offer to Exchange 11 1/4% Senior Notes Due 2008
                       for 11 1/4% Senior Notes Due 2008
    which have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m., New York City time, on        ,
2001, unless we
         extend the exchange offer in our sole and absolute discretion.


Terms of the exchange offer:

o We will exchange New Notes for all outstanding Old Notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

o You may withdraw tenders of Old Notes at any time prior to the expiration or termination of the exchange offer.

o The terms of the New Notes are substantially identical to those of the outstanding Old Notes, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.


o The exchange of Old Notes for New Notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption "Material Federal Income Tax Considerations" beginning on page 69 for more information.


o We will not receive any cash proceeds from the exchange offer.

o We issued the Old Notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the Old Notes.

   There is no established trading market for the New Notes or the Old Notes.

   Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".


See "Risk Factors" beginning on page 14 for a discussion of risks you should consider prior to tendering your outstanding Old Notes for exchange.





                 The date of this prospectus is        , 2001.

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS


   This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

   Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

   o our high level of indebtedness;

   o our ability to make interest and principal payment on our debt and satisfy the other covenants contained in our credit facilities and other debt agreements;

   o our ability to improve the operating performance of our existing stores, and, in particular, our new and relocated stores in accordance with our management's long term strategy;

   o the outcomes of pending lawsuits and governmental investigations, both civil and criminal, involving our financial reporting and other matters;

   o competitive pricing pressures, continued consolidation of the drugstore industry;

   o third-party prescription reimbursement levels, regulatory changes governing pharmacy practices;

   o general economic conditions, inflation and interest rate movements;

   o merchandise supply constraints or disruptions;

   o access to capital; and

   o our ability to further develop, implement and maintain reliable and adequate internal accounting systems and controls.


   We undertake no obligation to revise the forward-looking statements included in this prospectus to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in this prospectus in the section titled "Risk Factors".

                      WHERE YOU CAN FIND MORE INFORMATION


   We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We also furnish to our stockholders annual reports, which include financial statements audited by our independent certified public accountants and other reports which the law requires us to send to our stockholders. The public may read and copy any reports, proxy statements or other information that we file at the SEC's public reference room at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 and at the SEC's regional office at 505 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov".

   Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "RAD". You can inspect and copy reports, proxy statements and other information about us at the NYSE's offices at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104 and 618 South Spring Street, Los Angeles, California 90014.

   We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the New Notes. This prospectus does not contain all of the information in the registration statement. You will find more information about us and the New Notes in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows us to incorporate by reference into this document the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and supersede the information contained or incorporated by reference in this prospectus. Accordingly, we incorporate by reference:

   o our annual report on Form 10-K for the fiscal year ended March 3, 2001, filed on May 21, 2001;


   o our proxy statement on Schedule 14A for our 2001 annual stockholders' meeting, filed on May 31, 2001;


   o our quarterly reports on Form 10-Q for the thirteen week periods ended June 2, 2001 and September 1, 2001; and

   o our current reports on Form 8-K dated June 21, 2001 and June 28, 2001.

   All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this exchange offer will be deemed to be incorporated by reference into this prospectus from the date of filing of such documents. These documents are or will be available for inspection or copying at the locations identified above under the caption "Where you can find more information".

   We will provide without charge to each person, including each beneficial owner of Old Notes, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference but not delivered with this prospectus). You should direct requests for documents to 30 Hunter Lane, Camp Hill, Pennsylvania 17011, attn: Senior Executive Vice President and General Counsel. His telephone number is (717) 761-2633.

                               PROSPECTUS SUMMARY



   The following information summarizes the detailed information and financial statements included elsewhere and incorporated by reference in this prospectus. We encourage you to read this entire prospectus and the information we are incorporating by reference carefully. Unless otherwise indicated or the context otherwise requires, dates in this prospectus that refer to a particular fiscal year (e.g. fiscal 2001) refer to the fiscal year ended on the Saturday closest to February 28 of that year. The fiscal year ended March 3, 2001 included 53 weeks. The fiscal years ended February 26, 2000, February 27, 1999 and February 28, 1998 included 52 weeks.


                              Rite Aid Corporation

Our Business

    We are the second largest retail drugstore chain in the United States, based on number of stores, and the third largest based on revenues. As of September 1, 2001, we operated 3,594 drugstores in 29 states across the country and in the District of Columbia. We have a first or second place market position, based on revenues, in 34 of the 65 major U.S. metropolitan markets in which we operate. During fiscal 2001, we generated $14.5 billion in revenues and we generated $7.4 billion in revenues in our first half of fiscal 2002. Since the beginning of fiscal 1997, we have purchased 1,554 stores, relocated 952 stores, opened 469 new stores and remodeled 435 stores. As a result, we believe we have one of the most modern store bases in the industry.


    In our stores, we sell prescription drugs and a wide assortment of other merchandise, which we call "front-end" products. In fiscal 2001, our pharmacists filled more than 204 million prescriptions, which accounted for 59.5% of our total sales. In the first half of fiscal 2002, pharmacy sales accounted for 61.3% of our total sales. We believe that our pharmacy operations will continue to represent a significant part of our business due to favorable industry trends, including an aging population, increased life expectancy and the discovery of new and better drug therapies. We offer approximately 24,600 front-end products, including over-the-counter medications, health and beauty aids, personal care items, cosmetics, household items, beverages, convenience foods, greeting cards, photo processing, seasonal merchandise and numerous other everyday and convenience products, which accounted for the remaining 40.5% of our total sales in fiscal 2001. We distinguish our stores from other national chain drugstores, in part, through our private label brands and our strategic alliance with General Nutrition Companies, Inc. ("GNC"), a leading retailer of vitamin and mineral supplements. We offer over 1,500 products under the Rite Aid private label brand, which contributed approximately 10% of our front-end sales in fiscal 2001.


Background

    Under prior management, we were engaged in an aggressive expansion program from 1997 until 1999. During that period, we purchased 1,554 stores, relocated 866 stores, opened 445 new stores, remodeled 308 stores and acquired PCS Health Systems, Inc. These activities had a significant negative impact on our operating results and financial condition, severely strained our liquidity and increased our indebtedness to $6.6 billion as of February 26, 2000, which contributed to our inability to access the financial markets. A resulting decrease in revenue due to inventory shortages, reduction in advertising and uncompetitive prices on front-end products led to a decline in customer traffic, which had a negative impact on our store operations. In October 1999, we announced that we had identified accounting irregularities and our former chairman and chief executive officer resigned. In November 1999, our former auditors resigned and withdrew their previously issued opinions on our financial statements for fiscal 1998 and fiscal 1999. We needed to restate our financial statements and develop accounting systems and controls that would allow us to manage our business and accurately report the results of our operations.

    In December 1999, a new management team was hired, and since that time we have been addressing our business, operational and financial challenges. In response to our situation, new management has:

   o Reduced our indebtedness from $6.6 billion as of February 26, 2000 to $3.7 billion as of September 1, 2001, after giving effect to the Refinancing (described below);

   o Improved front-end same store sales growth from a negative 2.2% in fiscal 2000 to a positive 6.5% in fiscal 2001 by improving store conditions and product pricing and launching a competitive marketing program;


   o Improved same store sales growth from 8.0% in the first half of fiscal 2001 to 9.1% in the first half of fiscal 2002 and front-end same store sales growth from 3.8% in the first half of 2001 to 4.8% in the first half of 2002;


   o Restated our financial statements for fiscal 1998 and fiscal 1999, as well as engaged Deloitte & Touche LLP as our new auditors to audit our fiscal years beginning with fiscal 1998;

   o Continued developing and implementing a comprehensive plan, which is ongoing, to address problems with our accounting systems and controls, and also resumed normal financial reporting;

   o Significantly reduced the amount of our indebtedness maturing prior to March 2005; and

   o Addressed out-of-stock inventory levels and strengthened our vendor relationships.

Refinancing Transactions

   On June 27, 2001, we completed a comprehensive $3.2 billion refinancing package (the "Refinancing") that includes a new $1.9 billion senior secured credit facility underwritten by Citicorp North America, Inc., The Chase Manhattan Bank, Credit Suisse First Boston and Fleet Retail Finance, Inc. As a result of the Refinancing, we have significantly reduced our debt and the amount of our debt maturing prior to March 2005.

   Simultaneously with or prior to the closing of the new credit facility, we completed the following transactions, which also form part of the Refinancing:

   o  $552.0 million in private placements of our common stock.

   o An exchange with a financial institution of $152.025 million of our 10.5% senior secured notes due 2002 for $152.025 million of new 12.5% senior secured notes due 2006. The 12.5% senior secured notes due 2006 are secured by a second lien on the collateral securing the new credit facility.

   o Private exchanges of common stock for $303.5 million of our bank debt and 10.5% senior secured notes due 2002.

   o A synthetic lease transaction with respect to two of our distribution centers in the amount of approximately $106.9 million.

   o  $150 million in a private placement of new 11.25% senior notes due 2008.


   o The reclassification of $850.8 million of capital leases as operating leases.


   o An operating lease that we entered into with respect to our aircraft for approximately $25.6 million.

   o A tender offer whereby we accepted for payment $174.5 million of our 10.5% senior secured notes due 2002 at 103.25% of their principal amount.


   With the proceeds of the Refinancing, we repaid our previous senior secured credit facility, our PCS and RCF credit facilities and our secured exchange debt. As a result of the Refinancing, our remaining debt due before March 2005 consists of $152.0 million of our 5.25% convertible subordinated notes due 2002, $107.8 million of our 6.00% dealer remarketable securities due 2003, $21.9 million of our 10.5% senior secured notes due 2002 and amortization of the new credit facility. We expect to use internally generated funds to retire both the 5.25% notes and the dealer remarketable securities at maturity and to meet the amortization payments under the new credit facility.

Risk Factors


   Prospective purchasers of our senior notes should carefully consider the information set forth under the heading "Risk Factors", together with all other information in this prospectus, including the information we are incorporating by reference, before making an investment in the senior notes offered by this prospectus.


   Our headquarters are located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011, and our telephone number is (717) 761-2633. The address of our Web site is www.riteaid.com. The information on our Web site is not part of this prospectus. Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the trading symbol "RAD". We were incorporated in 1968 and are a Delaware corporation.

                               THE EXCHANGE OFFER


Old Notes . . . . . . . . . . . . . . . . .            11 1/4% Senior Notes due
                                                       2008, which we issued on
                                                       June 27, 2001.

New Notes . . . . . . . . . . . . . . . . .            11 1/4% Senior Notes due
                                                       2008, the issuance of
                                                       which has been
                                                       registered under the
                                                       Securities Act of 1933.
                                                       The form and terms of
                                                       the New Notes are
                                                       identical in all
                                                       material respects to
                                                       those of the Old Notes,
                                                       except that the transfer
                                                       restrictions and
                                                       registration rights
                                                       relating to the Old
                                                       Notes do not apply to
                                                       the New Notes.

Exchange Offer. . . . . . . . . . . . . . .            We are offering to issue
                                                       up to $150,000,000
                                                       aggregate principal
                                                       amount of the New Notes
                                                       in exchange for a like
                                                       principal amount of the
                                                       Old Notes to satisfy our
                                                       obligations under the
                                                       registration rights
                                                       agreement that we
                                                       entered into when the
                                                       Old Notes were issued in
                                                       transactions in reliance
                                                       upon the exemption from
                                                       registration provided by
                                                       Rule 144A under the
                                                       Securities Act.

Expiration Date; Tenders. . . . . . . . . .            The exchange offer will
                                                       expire at 5:00 p.m., New
                                                       York City time,
                                                       on      , 2001, unless
                                                       extended in our sole and
                                                       absolute discretion. By
                                                       tendering your Old
                                                       Notes, you represent to
                                                       us that:

                                                       o you are not our
                                                         "affiliate," as
                                                         defined in Rule 405
                                                         under the Securities
                                                         Act;

                                                       o any New Notes you
                                                         receive in the
                                                         exchange offer are
                                                         being acquired by you
                                                         in the ordinary course
                                                         of your business;

                                                       o at the time of
                                                         commencement of the
                                                         exchange offer,
                                                         neither you nor, to
                                                         your knowledge, anyone
                                                         receiving New Notes
                                                         from you, has any
                                                         arrangement or
                                                         understanding with any
                                                         person to participate
                                                         in the distribution,
                                                         as defined in the
                                                         Securities Act, of the
                                                         New Notes in violation
                                                         of the Securities Act;

                                                       o if you are not a
                                                         participating broker-
                                                         dealer, you are not
                                                         engaged in, and do not
                                                         intend to engage in,
                                                         the distribution of
                                                         the New Notes, as
                                                         defined in the
                                                         Securities Act; and


                                                       o if you are a broker-
                                                         dealer, you will
                                                         receive the New Notes
                                                         for your own account
                                                         in exchange for Old
                                                         Notes that were
                                                         acquired by you as a
                                                         result of your market-
                                                         making or other
                                                         trading activities and
                                                         that you will deliver
                                                         a prospectus in
                                                         connection with any
                                                         resale of the New
                                                         Notes you receive. For
                                                         further information
                                                         regarding resales of
                                                         the New Notes by
                                                         participating broker-
                                                         dealers, see the
                                                         discussion under the
                                                         caption "Plan of
                                                         Distribution"
                                                         beginning on page 72.

Withdrawal; Non-Acceptance. . . . . . . . .            You may withdraw any Old
                                                       Notes tendered in the
                                                       exchange offer at any
                                                       time prior to 5:00 p.m.,
                                                       New York City time, on
                                                       , 2001. If we decide for
                                                       any reason not to accept
                                                       any Old Notes tendered
                                                       for exchange, the Old
                                                       Notes will be returned
                                                       to the registered holder
                                                       at our expense promptly
                                                       after the expiration or
                                                       termination of the
                                                       exchange offer. In the
                                                       case of Old Notes
                                                       tendered by book-entry
                                                       transfer into the
                                                       exchange agent's account
                                                       at The Depository Trust
                                                       Company, any withdrawn
                                                       or unaccepted Old Notes
                                                       will be credited to the
                                                       tendering holder's
                                                       account at DTC. For
                                                       further information
                                                       regarding the withdrawal
                                                       of tendered Old Notes,
                                                       see the "The Exchange
                                                       Offer--Terms of the
                                                       Exchange Offer; Period
                                                       for Tendering Old Notes"
                                                       beginning on page 24 and
                                                       the "The Exchange
                                                       Offer--Withdrawal
                                                       Rights" beginning on
                                                       page 27.



Conditions to the Exchange Offer. . . . . .            The exchange offer is
                                                       subject to customary
                                                       conditions, which we may
                                                       waive. See the
                                                       discussion below under
                                                       the caption "The
                                                       Exchange
                                                       Offer--Conditions to the
                                                       Exchange Offer"
                                                       beginning on page 27 for
                                                       more information
                                                       regarding the conditions
                                                       to the exchange offer.



Procedures for Tendering Old Notes. . . . .            Unless you comply with
                                                       the procedures described
                                                       below under the caption
                                                       "The Exchange
                                                       Offer--Guaranteed
                                                       Delivery Procedures"
                                                       beginning on page 26,
                                                       you must do one of the
                                                       following on or prior to
                                                       the expiration or
                                                       termination of the
                                                       exchange offer to
                                                       participate in the
                                                       exchange offer:

                                                       o tender your Old Notes
                                                         by sending the
                                                         certificates for your
                                                         Old Notes, in proper
                                                         form for transfer, a
                                                         properly completed and
                                                         duly executed letter
                                                         of transmittal, with
                                                         any required signature
                                                         guarantees, and all
                                                         other documents
                                                         required by the letter
                                                         of transmittal, to BNY
                                                         Midwest Trust Company,
                                                         as exchange agent, at
                                                         one of the addresses
                                                         listed below under the
                                                         caption "The Exchange
                                                         Offer--Exchange Agent"
                                                         beginning on page 29,
                                                         or

                                                       o tender your Old Notes
                                                         by using the book-
                                                         entry transfer
                                                         procedures described
                                                         below and transmitting
                                                         a properly completed
                                                         and duly executed
                                                         letter of transmittal,
                                                         with any required
                                                         signature guarantees,
                                                         or an agent's message
                                                         instead of the letter
                                                         of transmittal, to the
                                                         exchange agent. In
                                                         order for a book-entry
                                                         transfer to constitute
                                                         a valid tender of your
                                                         Old Notes in the
                                                         exchange offer, BNY
                                                         Midwest Trust Company,
                                                         as exchange agent,
                                                         must receive a
                                                         confirmation of book-
                                                         entry transfer of your
                                                         Old Notes into the
                                                         exchange agent's
                                                         account at DTC prior
                                                         to the expiration or
                                                         termination of the
                                                         exchange offer. For
                                                         more information
                                                         regarding the use of
                                                         book-entry transfer
                                                         procedures,
                                                         including a
                                                         description of the
                                                         required agent's
                                                         message, see the
                                                         discussion below under
                                                         the caption "The
                                                         Exchange Offer--Book-
                                                         Entry Transfers"
                                                         beginning on page 26.

Guaranteed Delivery Procedures. . . . . . .            If you are a registered
                                                       holder of Old Notes and
                                                       wish to tender your Old
                                                       Notes in the exchange
                                                       offer, but

                                                       o the Old Notes are not
                                                         immediately available,

                                                       o time will not permit
                                                         your Old Notes or
                                                         other required
                                                         documents to reach the
                                                         exchange agent before
                                                         the expiration or
                                                         termination of the
                                                         exchange offer, or

                                                       o the procedure for
                                                         book-entry transfer
                                                         cannot be completed
                                                         prior to the
                                                         expiration or
                                                         termination of the
                                                         exchange offer,


                                                       then you may tender Old
                                                       Notes by following the
                                                       procedures described
                                                       below under the caption
                                                       "The Exchange
                                                       Offer--Guaranteed
                                                       Delivery Procedures" on
                                                       page 26.

Special Procedures for Beneficial Owners. .            If you are a beneficial
                                                       owner whose Old Notes
                                                       are registered in the
                                                       name of the broker,
                                                       dealer, commercial bank,
                                                       trust company or other
                                                       nominee and you wish to
                                                       tender your Old Notes in
                                                       the exchange offer, you
                                                       should promptly contact
                                                       the person in whose name
                                                       the Old Notes are
                                                       registered and instruct
                                                       that person to tender on
                                                       your behalf. If you wish
                                                       to tender in the
                                                       exchange offer on your
                                                       behalf, prior to
                                                       completing and executing
                                                       the letter of
                                                       transmittal and
                                                       delivering your Old
                                                       Notes, you must either
                                                       make appropriate
                                                       arrangements to register
                                                       ownership of the Old
                                                       Notes in your name or
                                                       obtain a properly
                                                       completed bond power
                                                       from the person in whose
                                                       name the Old Notes are
                                                       registered.


Material Federal Income Tax Considerations.            The exchange of the Old
                                                       Notes for New Notes in
                                                       the exchange offer will
                                                       not be a taxable
                                                       transaction for United
                                                       States Federal income
                                                       tax purposes. See the
                                                       discussion below under
                                                       the caption "Material
                                                       Federal Income Tax
                                                       Considerations"
                                                       beginning on page 69 for
                                                       more information
                                                       regarding the tax
                                                       consequences to you of
                                                       the exchange offer.

Use of Proceeds . . . . . . . . . . . . . .            We will not receive any
                                                       cash proceeds from the
                                                       exchange offer.


Exchange Agent. . . . . . . . . . . . . . .            BNY Midwest Trust
                                                       Company is the exchange
                                                       agent for the exchange
                                                       offer. You can find the
                                                       address and telephone
                                                       number of the exchange
                                                       agent below under the
                                                       caption "The Exchange
                                                       Offer--Exchange Agent"
                                                       beginning on page 29.

Resales . . . . . . . . . . . . . . . . . .            Based on interpretations
                                                       by the staff of the SEC,
                                                       as set forth in no-
                                                       action letters issued to
                                                       the third parties, we
                                                       believe that the New
                                                       Notes you receive in the
                                                       exchange
                                                       offer may be offered for
                                                       resale, resold or
                                                       otherwise transferred
                                                       without compliance with
                                                       the registration and
                                                       prospectus delivery
                                                       provisions of the
                                                       Securities Act. However,
                                                       you will not be able to
                                                       freely transfer the New
                                                       Notes if:

                                                       o you are our
                                                         "affiliate," as
                                                         defined in Rule 405
                                                         under the Securities
                                                         Act;

                                                       o you are not acquiring
                                                         the New Notes in the
                                                         exchange offer in the
                                                         ordinary course of
                                                         your business;

                                                       o you have an
                                                         arrangement or
                                                         understanding with any
                                                         person to participate
                                                         in the distribution ,
                                                         as defined in the
                                                         Securities Act, of the
                                                         New Notes, you will
                                                         receive in the
                                                         exchange offer; or


                                                       o you are a
                                                         participating broker-
                                                         dealer that received
                                                         New Notes for its own
                                                         account in the
                                                         exchange offer in
                                                         exchange for Old Notes
                                                         that were acquired as
                                                         a result of market-
                                                         making or other
                                                         trading activities.

                                                       If you fall within one
                                                       of the exceptions listed
                                                       above, you must comply
                                                       with the registration
                                                       and prospectus delivery
                                                       requirements of the
                                                       Securities Act in
                                                       connection with any
                                                       resale transaction
                                                       involving the New Notes.
                                                       See the discussion below
                                                       under the caption "The
                                                       Exchange
                                                       Offer--Procedures for
                                                       Tendering Old Notes"
                                                       beginning on page 24 for
                                                       more information.

                    CONSEQUENCES OF NOT EXCHANGING OLD NOTES


   If you do not exchange your Old Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your Old Notes. In general, you may offer or sell your Old Notes only:

   o if they are registered under the Securities Act and applicable state securities laws;

   o if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

   o if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.


   We do not currently intend to register the Old Notes under the Securities Act. Under some circumstances, however, holders of the Old Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell New Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Old Notes by these holders. For more information regarding the consequences of not tendering your Old Notes and our obligation to file a shelf registration statement, see "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Old Notes" beginning on page 29 and "Description of the New Notes--Registration Rights Agreement" beginning on page 48.

                      SUMMARY DESCRIPTION OF THE NEW NOTES



   The terms of the New Notes and those of the outstanding Old Notes are substantially identical, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes. In addition, if we do not have an effective registration statement on file with the SEC to register the New Notes within 180 days of the original issuance of the Old Notes, or if the exchange offer is not completed on or before the 210th day after the Old Notes were issued, we will be required to pay liquidated damages to each holder of Old Notes until we cure the registration default. See "Description of the New Notes--Registration Rights Agreement" beginning on page 48.


Issuer. . . . . . . . . . . . . . . . . . .            Rite Aid Corporation

Securities Offered. . . . . . . . . . . . .            $150,000,000 aggregate
                                                       principal amount of 11
                                                       1/4% senior notes due
                                                       2008.

Maturity Date . . . . . . . . . . . . . . .            July 1, 2008.

Interest. . . . . . . . . . . . . . . . . .            We will pay interest on
                                                       the New Notes at the
                                                       rate of 11 1/4% per year
                                                       payable in cash on
                                                       January 1 and July 1 of
                                                       each year, beginning on
                                                       January 1, 2002.

Optional Redemption . . . . . . . . . . . .            Prior to July 1, 2005,
                                                       we may redeem some or
                                                       all of the New Notes by
                                                       paying a "make-whole"
                                                       premium based on U.S.
                                                       Treasury rates. On or
                                                       after July 1, 2005 we
                                                       may redeem some or all
                                                       of the New Notes at the
                                                       redemption prices listed
                                                       under the heading
                                                       "Description of
                                                       Notes--Optional
                                                       Redemption" plus accrued
                                                       and unpaid interest to
                                                       the date of redemption.

                                                       At any time and from
                                                       time to time, prior to
                                                       July 1, 2004, we may
                                                       redeem up to a maximum
                                                       of 35% of the original
                                                       aggregate principal
                                                       amount of the New Notes
                                                       (including additional
                                                       notes) originally issued
                                                       with the proceeds of one
                                                       or more of our equity
                                                       offerings at a
                                                       redemption price of
                                                       111.25% of the principal
                                                       amount plus accrued and
                                                       unpaid interest, if any,
                                                       to the date of
                                                       redemption, provided
                                                       that at least 65% of the
                                                       original aggregate
                                                       principal amount of New
                                                       Notes (including
                                                       additional notes)
                                                       originally issued
                                                       remains outstanding
                                                       immediately after
                                                       redemption.

Change of Control . . . . . . . . . . . . .            If we experience a
                                                       change of control, we
                                                       will be required to make
                                                       an offer to repurchase
                                                       our New Notes at a price
                                                       equal to 101% of the
                                                       principal amount plus
                                                       accrued and unpaid
                                                       interest, if any, to the
                                                       date of repurchase. For
                                                       more detailed
                                                       information, see
                                                       "Description of New
                                                       Notes--Repurchase at the
                                                       Option of Holders Upon a
                                                       Change of Control."

Ranking . . . . . . . . . . . . . . . . . .            The New Notes will be:

                                                       o our senior unsecured
                                                         obligations; and

                                                       o equal in ranking with
                                                         all of our existing
                                                         and future
                                                         unsubordinated,
                                                         unsecured debt.

                                                       Our subsidiaries conduct
                                                       substantially all our
                                                       operations and have
                                                       significant liabilities,
                                                       including trade
                                                       payables.

                                                       The New Notes will be
                                                       structurally
                                                       subordinated to our
                                                       substantial subsidiary
                                                       liabilities, which
                                                       include guarantees of
                                                       our secured debt. In
                                                       addition, the New Notes
                                                       will be effectively
                                                       subordinated to any
                                                       secured debt that we
                                                       issue in the future.

Certain Covenants . . . . . . . . . . . . .            The indenture governing
                                                       the New Notes will
                                                       contain covenants that
                                                       limit our ability and
                                                       the ability of our
                                                       restricted subsidiaries
                                                       to, among other things:

                                                       o incur additional debt;

                                                       o pay dividends or make
                                                         other restricted
                                                         payments;

                                                       o purchase, redeem or
                                                         retire capital stock
                                                         or subordinated debt;

                                                       o make asset sales;

                                                       o enter into
                                                         transactions with
                                                         affiliates;

                                                       o incur liens;

                                                       o make investments;

                                                       o enter into sale
                                                         leaseback
                                                         transactions;

                                                       o provide subsidiary
                                                         guarantees; and

                                                       o merge or consolidate
                                                         with any other person.

                                                       For more detailed
                                                       information on covenants
                                                       in the indenture, see
                                                       "Description of
                                                       Notes--Restrictive
                                                       Covenants".

Events of Default . . . . . . . . . . . . .            The following events,
                                                       among others, constitute
                                                       events of default under
                                                       the New Notes:

                                                       o default for 30 days in
                                                         any payment of
                                                         interest upon any New
                                                         Notes;

                                                       o default in any payment
                                                         of principal of (or
                                                         premium, if any) upon
                                                         any New Notes when
                                                         due;

                                                       o default for 30 days
                                                         after appropriate
                                                         notice in the
                                                         performance of any
                                                         other covenant in the
                                                         New Notes or the
                                                         indenture governing
                                                         the New Notes;

                                                       o default under any
                                                         other debt that
                                                         results in its
                                                         acceleration, or
                                                         failure to pay any of
                                                         the debt on maturity,
                                                         in each case where the
                                                         aggregate of such debt
                                                         exceeds $35 million;

                                                       o certain events
                                                         involving bankruptcy,
                                                         insolvency or
                                                         reorganization.

                                  RISK FACTORS


   You should consider carefully the following factors, as well as the other information set forth or incorporated by reference in this prospectus, before tendering your Old Notes in the exchange offer. When we use the term "Notes" in this prospectus, the term includes the Old Notes and the New Notes.

         Risks related to the Exchange Offer and holding the New Notes

Holders who fail to exchange their Old Notes will continue to be subject to restrictions on transfer.

   If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the certificates for your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the Old Notes under the Securities Act. For further information regarding the consequences of tendering your Old Notes in the exchange offer, see the discussions below under the captions "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Old Notes" and "Material Federal Income Tax Considerations."

You must comply with the exchange offer procedures in order to receive new, freely tradable notes.

   Delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

   o certificates for Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, New York, New York as depository, including an Agent's Message (as defined) if the tendering holder does not deliver a letter of transmittal,

   o a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the letter of transmittal, and

   o any other documents required by the letter of transmittal.

   Therefore, holders of Old Notes who would like to tender Old Notes in exchange for New Notes should be sure to allow enough time for the Old Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer--Procedures for Tendering Old Notes" and "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their Old Notes may be deemed to be underwriters.

   If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Since the New Notes are effectively subordinated to all of our secured debt and the liabilities of our subsidiaries, we may not have sufficient assets to pay amounts owed on the New Notes if a default occurs.

   The New Notes are general unsecured senior obligations that rank equal in right of payment with all of our existing and future unsecured and unsubordinated debt. The New Notes are effectively subordinated to all of our secured debt to the extent of the value of the assets securing that debt. Also, the Notes are structurally subordinated to all obligations of our subsidiaries.

   We are a holding company with no direct operations. Our principal assets are the equity interests we hold in our operating subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations, including the payment of principal of and interest on our outstanding debt. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on the Notes or to make funds available to us for such payment. As of September 1, 2001, we had approximately $3.4 billion of indebtedness to which the New Notes would have been structurally subordinated in right of payment.

   Because the obligations under our credit facility, our 10.5% senior notes due 2002 and our 12.5% secured notes due 2006 are secured obligations, guaranteed by substantially all of our subsidiaries, failure to comply with those obligations or our inability to pay that indebtedness when due would entitle those creditors immediately to foreclose on certain of our assets in the case of our new credit facility, and substantially all of the assets of our subsidiaries, which serve as collateral. In this event, those secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, and, lastly to the holders of capital stock of our subsidiaries, including Rite Aid Corporation.

   Holders of the New Notes will only be creditors of Rite Aid Corporation and not of our subsidiaries. The ability of our creditors, including you, to participate in any distribution of assets of any of our subsidiaries upon liquidation or bankruptcy will be subject to the prior claims of that subsidiary's creditors, including trade creditors, and any prior or equal claim of any equity holder of that subsidiary. As a result, you may receive less, proportionately, than our secured creditors and the creditors of our subsidiaries.

We may be unable to purchase the New Notes upon a change of control.

   Upon a change of control event, we would be required to offer to purchase the New Notes for cash at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any. The terms of the New Notes may not protect you if we undergo a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you unless the transaction is included within the definition of a change of control.

   A change of control under the terms of the New Notes is likely to constitute an event of default under our new credit facility. If this occurs, then the lenders under our new credit facility may declare their debt immediately due and payable. The same could be true of any future debt incurred by our subsidiaries pursuant to credit facilities with banks or other institutional lenders. We cannot assure you that we will have the financial resources necessary to repurchase the New Notes and satisfy other payment obligations that could be triggered upon a change of control. If we do not have sufficient financial resources to effect a change of control offer, we would be required to seek additional financing from outside sources to repurchase the New Notes. We cannot assure you that financing would be available to us on satisfactory terms.

You may find it difficult to sell your notes.

   There is no existing trading market for the New Notes. We do not intend to apply for listing or quotation of the New Notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of New Note holders to sell their New Notes, the amount of New Notes to be outstanding following the exchange offer or the price at which the New Notes might be sold. As a result, the market price of the New Notes could be adversely affected. Historically, the market for non-investment grade debt, such as the New Notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may have an adverse affect on holders of the New Notes.

Holders of the Old Notes participating in the exchange offer will not recognize gain or loss in the exchange.


   The exchange of Old Notes for New Notes in the exchange offer will not be a taxable transaction to holders for U.S. federal income tax purposes. See the discussion under the caption "Material Federal Income Tax Considerations".


                    Risks Related to Our Financial Condition

We are highly leveraged. Our substantial indebtedness will severely limit cash flow available for our operations and could adversely affect our ability to service debt or obtain additional financing if necessary.


   After giving effect to the Refinancing, we had, as of September 1, 2001 $3.7 billion of outstanding indebtedness (including current maturities but excluding letters of credit) and stockholders' equity of $453.2 million. We also have additional borrowing capacity under our revolving credit facility of $423.9 million. Our debt obligations will continue to adversely affect our operations in a number of ways and our cash flow is insufficient to service our debt, which may require us to borrow additional funds for that purpose, restructure or otherwise refinance that debt. Our earnings were insufficient to cover our fixed charges for fiscal 2001 by $1.2 billion. After giving effect to the Refinancing on a pro forma basis, we estimate that our earnings would have been insufficient to cover our fixed charges for fiscal 2001.


   Our high level of indebtedness will continue to restrict our operations. Among other things, our indebtedness will:

   o limit our ability to obtain additional financing;

   o limit our flexibility in planning for, or reacting to, changes in the markets in which we compete;

   o place us at a competitive disadvantage relative to our competitors with less indebtedness;

   o render us more vulnerable to general adverse economic and industry conditions; and

   o require us to dedicate substantially all of our cash flow to service our debt.

   In fiscal 2000 we experienced operational and financial difficulties, resulting in disputes with suppliers and vendors. These disputes were based primarily on our level of indebtedness and led to more restrictive vendor contract terms. Although we believe that our prior disputes with suppliers and vendors have been largely resolved, any future material deterioration in our operational or our financial situation could again impact vendors' and suppliers' willingness to do business with us. Our ability to make payments on our debt, depends upon our ability to substantially improve our future operating performance, which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. If our cash flow from our operating activities is insufficient, we may take certain actions, including delaying or reducing capital or other expenditures, attempting to restructure or refinance our debt, selling assets or operations or seeking additional equity capital. We may be unable to take any of these actions on satisfactory terms or in a timely manner. Further, any of these actions may not be sufficient to allow us to service our debt obligations or may have an adverse impact on our business. Our existing debt agreements, limit our ability to take certain of these actions. Our failure to earn enough to pay our debts or to successfully undertake any of these actions could have a material adverse effect on us.

Some of our debt, including borrowings under our new credit facility, is based upon variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.

   Approximately $378.5 million of our outstanding indebtedness as of September 1, 2001, following the Refinancing, bears an interest rate that varies depending upon LIBOR and is not covered by interest rate swap contracts that expire in 2002. If we borrow additional amounts under our senior secured facility, the interest rate on those borrowings will vary depending upon LIBOR. If LIBOR rises, the interest rates on this outstanding debt will also increase. Therefore an increase in LIBOR would increase our interest payment obligations under these outstanding loans and have a negative effect on our cash flow and financial condition.

The covenants in our outstanding indebtedness impose restrictions that may limit our operating and financial flexibility.

   The covenants in the instruments governing our outstanding indebtedness, including our credit facility, restrict our ability to incur liens and debt, pay dividends, make redemptions and repurchases of capital stock, make loans, investments and capital expenditures, prepay, redeem or repurchase debt, engage in mergers, consolidations, asset dispositions, sale-leaseback transactions and affiliate transactions, change our business, amend certain debt and other material agreements, issue and sell capital stock of subsidiaries, restrict distributions from subsidiaries and grant negative pledges to other creditors.

   Moreover, if we are unable to meet the terms of the financial covenants or if we breach any of these covenants, a default could result under one or more of these agreements. A default, if not waived by our lenders, could result in the acceleration of our outstanding indebtedness and cause our debt to become immediately due and payable. If acceleration occurs, we would not be able to repay our debt and it is unlikely that we would be able to borrow sufficient additional funds to refinance such debt. Even if new financing is made available to us, it may not be available on terms acceptable to us.

   If we were required to obtain waivers of defaults, we may incur significant fees and transaction costs. In fiscal 2000, we were required to obtain waivers of compliance with, and modifications to, certain of the covenants contained in our senior credit and loan agreements and public indentures. In connection with obtaining certain of such waivers and modifications, we paid significant fees and transaction costs.

                        Risks Related to our Operations

Major lawsuits have been brought against us and certain of our subsidiaries, and there are currently pending both civil and criminal investigations by the U.S. Securities and Exchange Commission, the United States Attorney and an investigation by the United States Department of Labor. In addition to any fines or damages that we might have to pay, any criminal conviction against us may result in the loss of licenses and contracts that are material to the conduct of our business, which would have a negative effect on our results of operations, financial condition and cash flows.

   There are several major ongoing lawsuits and investigations in which we are involved. These include, in addition to the investigations described below, several class action lawsuits. While some of these lawsuits have been settled, we are unable to predict the outcome of any of these matters at this time. If any of these cases result in a substantial monetary judgment against us or is settled on unfavorable terms, our results of operations, financial condition and cash flows could be materially adversely affected.

   There are currently pending both civil and criminal governmental investigations by the SEC and the United States Attorney concerning our financial reporting and other matters. In addition, an investigation has also been commenced by the U.S. Department of Labor concerning our employee benefit plans, including our principal 401(k) plan, which permitted employees to purchase our common stock. Purchases of our common stock under the plan were suspended in October 1999. In January 2001, we appointed an independent trustee to represent the interests of these plans in relation to the company and to investigate possible claims the plans may have against us. Both the independent trustee and the Department of Labor have asserted that the plans may have claims against us. These investigations are ongoing and we cannot predict their outcomes. If we were convicted of any crime, certain licenses and government contracts, such as Medicaid plan reimbursement agreements, that are material to our operations may be revoked, which would have a material adverse effect on our results of operations and financial condition. In addition, substantial penalties, damages, or other monetary remedies assessed against us could also have a material adverse effect on our results of operations, financial condition and cash flows.

   Given the size and nature of our business, we are subject from time to time to various lawsuits which, depending on their outcome, may have a negative impact on our results of operations, financial condition and cash flows.

We are substantially dependent on a single supplier of pharmaceutical products to sell products to us on satisfactory terms. A disruption in this relationship would have a negative effect on our results of operations, financial condition and cash flows.


   We obtain approximately 93% of our pharmaceutical supplies from a single supplier, McKesson HBOC, Inc., pursuant to a long-term contract. Pharmacy sales represented approximately 59.5% of our total sales during fiscal 2001, and, therefore, our relationship with McKesson HBOC is important to us. Any significant disruptions in our relationship with McKesson HBOC would make it difficult for us to continue to operate our business, and would have a material adverse effect on our results of operations, financial condition and cash flows.


Our auditors have identified numerous "reportable conditions", which relate to our internal accounting systems and controls, which systems and controls may be insufficient. Improvements to our internal accounting systems and controls could require substantial resources.

   An audit of our financial statements for fiscal 1998 and fiscal 1999, following a previous restatement, concluded in July 2000 and resulted in an additional restatement of fiscal 1998 and fiscal 1999. Following its review of our books and records, our management concluded that further steps were needed to establish and maintain the adequacy of our internal accounting systems and controls. In connection with the above audits of our financial statements, Deloitte & Touche LLP advised us that it believed there were numerous "reportable conditions" under the standards established by the American Institute of Certified Public Accountants which relate to our accounting systems and controls that could adversely affect our ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. In order to address the reportable conditions identified by Deloitte & Touche LLP, we are developing and implementing comprehensive, adequate and reliable accounting systems and controls. If, however, we determine that our internal accounting systems and controls require additional improvements beyond those identified, or if the changes we are implementing are inadequate, we may need to commit additional substantial resources, including time from our management team, to implement new systems and controls, which could affect the timeliness of our financial or management reporting.

We need to continue to improve our operations in order to improve our financial condition, but our operations will not improve if we cannot continue to effectively implement our business strategy or if they are negatively affected by general economic conditions.

   Our operations during fiscal 2000 were adversely affected by a number of factors, including our financial difficulties, inventory shortages, allegations of violations of the law, including drug pricing issues, disputes with suppliers and uncertainties regarding our ability to produce audited financial statements. To improve operations, new management developed and in fiscal 2001 began implementing and continues to implement, a business strategy to improve our stores and enhance our relationships with our customers by improving the pricing of products, providing more consistent advertising through weekly circulars, eliminating inventory shortages and out-dated inventory, resolving issues and disputes with our vendors, and developing programs intended to provide better customer service and purchasing prescription files and other means. If we are not successful in implementing our business strategy, or if our business strategy is not effective, we may not be able to continue to improve our operations. In addition, any adverse change in general economic conditions can adversely affect consumer buying practices and reduce our sales of front-end products, which are our higher margin products, and cause a proportionately greater decrease in our profitability. Failure to continue to improve operations or a decline in general economic conditions would adversely affect our results of operations, financial condition and cash flows and our ability to make principal or interest payments on our debt.

We cannot assure you that management will be able to successfully manage our business or successfully implement our strategic plan. This could have a material adverse effect on our business and the results of our operations, financial condition and cash flows.

   In December 1999, we hired a new management team to address our business, operational financial and accounting challenges. Our management team has considerable experience in the retail industry. Nonetheless, we cannot assure you that our management will be able successfully to manage our business or successfully implement our strategic business plan. This could have a material adverse effect on our results of operations, financial condition and cash flows.

We are dependent on our management team, and the loss of their services could have a material adverse effect on our business and the results of our operations or financial condition.

   The success of our business is materially dependent upon the continued services of our chairman and chief executive officer, Robert G. Miller, and the other members of our management team. The loss of Mr. Miller or other key personnel could have a material adverse effect on the results of our operations, financial condition and cash flows. Additionally, we cannot assure you that we will be able to attract or retain other skilled personnel in the future.

                         Risks Related to our Industry

The markets in which we operate are very competitive and further increases in competition could adversely affect us.

   We face intense competition with local, regional and national companies, including other drugstore chains, independently owned drugstores, supermarkets, mass merchandisers, discount stores and mail order pharmacies. We may not be able to effectively compete against them because our existing or potential competitors may have financial and other resources that are superior to ours. In addition, we may be at a competitive disadvantage because we are more highly leveraged than our competitors. Because many of our stores are new, their ability to achieve profitability depends on their ability to achieve a critical mass of customers. While customer growth is often achieved through purchases of prescription files from existing pharmacies, our ability to achieve this critical mass through purchases of prescription files could be confined by liquidity constraints. Although in the recent past, our competitiveness has been adversely affected by problems with inventory shortages, uncompetitive pricing and customer service, we have taken steps to address these issues. We believe that the continued consolidation of the drugstore industry will further increase competitive pressures in the industry. As competition increases, a significant increase in general pricing pressures could occur which would require us to increase our sales volume and to sell higher margin products and services in order to remain competitive. We cannot assure you that we will be able to continue effectively to compete in our markets or increase our sales volume in response to further increased competition.

Changes in third-party reimbursement levels for prescription drugs could reduce our margins and have a material adverse effect on our business.


   Sales of prescription drugs, as a percentage of sales, and the percentage of prescription sales reimbursed by third parties, have been increasing and we expect them to continue to increase. In fiscal 2001, sales of prescription drugs represented 59.5% of our sales and we were reimbursed by third-party payors for approximately 90.3% of all of the prescription drugs that we sold. In the first half of fiscal 2002, sales of prescription drugs represented
61.3% of our sales and we were reimbursed by third-party payors for approximately 91.9% of all the prescription drugs that we sold. During fiscal 2001, the top five third-party payors accounted for approximately 26.4% of our total sales. Any significant loss of third-party provider business could have a material adverse effect on our business and results of operations. Also, these third-party payors could reduce the levels at which they will reimburse us for the prescription drugs that we provide to their members. Furthermore, if Medicare is reformed to include prescription benefits, we may be reimbursed for some prescription drugs at prices lower than our current retail prices. If third-party payors reduce their reimbursement levels or if Medicare covers prescription drugs at reimbursement levels lower than our current retail prices, our margins on these sales would be reduced, and the profitability of our business and our results of operations, financial condition and cash flows could be adversely affected.


We are subject to governmental regulations, procedures and requirements; our noncompliance or a significant regulatory change could adversely affect our business, the results of our operations or our financial condition.

   Our pharmacy business is subject to federal, state, and local regulation. These include local registrations of pharmacies in the states where our pharmacies are located, applicable Medicare and Medicaid regulations, and prohibitions against paid referrals of patients. Failure to properly adhere to these and other applicable regulations could result in the imposition of civil and criminal penalties and could adversely affect the continued operation of our business. Furthermore, our pharmacies could be affected by federal and state reform programs, such as healthcare reform initiatives which could, in turn, negatively affect our business. The passing of these initiatives or any new federal or state programs could adversely affect our results of operations, financial condition and cash flows.

Certain risks are inherent in the provision of pharmacy services; our insurance may not be adequate to cover any claims against us.

   Pharmacies are exposed to risks inherent in the packaging and distribution of pharmaceuticals and other healthcare products, such as with respect to improper filling of prescriptions, labeling of prescriptions and adequacy of warnings. Although we maintain professional liability and errors and omissions liability insurance from time to time, claims result in the payment of significant amounts, some portions of which are not funded by insurance. We cannot assure you that the coverage limits under our insurance programs will be adequate to protect us against future claims, or that we will maintain this insurance on acceptable terms in the future. Our results of operations, financial condition or cash flows may be adversely affected if in the future our insurance coverage proves to be inadequate or unavailable or there is an increase in liability for which we self insure or we suffer reputational harm as a result of an error or omission.

We will not be able to compete effectively if we are unable to attract, hire and retain qualified pharmacists.

   There is a nationwide shortage of qualified pharmacists. In response, we have implemented improved benefits and training programs in order to attract, hire and retain qualified pharmacists. However, we may not be able to attract, hire and retain enough qualified pharmacists. This could adversely affect our operations.

                                USE OF PROCEEDS


   We will not receive any cash proceeds from the exchange offer. Any Old Notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

                       RATIO OF EARNINGS TO FIXED CHARGES


   We have calculated the ratio or earnings to fixed charges in the following table by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense, preferred stock dividend requirement and that portion of rental expense which is representative of the interest factor in those rentals. The ratio of earnings to fixed charges data is presented for four fiscal years. As previously discussed in our Form 10-K dated May 21, 2001 and our Form 10-K/A dated October 11, 2000, substantial time, effort and expense was required over a six month period to review, assess, reconcile, prepare and audit our financial statements for the 2000, 1999 and 1998 fiscal years. We believe it would require an unreasonable effort and expense to conduct a similar process related to the 1997 fiscal year.





                                                                                                                Twenty-Six Week
                                                                 Year Ended                                     Period Ended
                                 --------------------------------------------------------------------------    -----------------
                                March 3, 2001    February 27, 2000   February 27, 1999    February 28, 1998    September 1, 2001
                                  (53 weeks)        (52 weeks)           (52 weeks)           (52 weeks)
                                -------------    -----------------   -----------------    -----------------    -----------------
                                                           (Dollars in thousands)
Fixed Charges:
Interest Expense ............    $   649,926        $   542,028          $ 274,826            $ 209,152            $ 231,066
Interest Portion of Net
  Rental Expense (1).........        159,066            146,852            139,104              121,694               93,236
                                 -----------        -----------          ---------            ---------            ---------
Fixed Charges Before
  Capitalized Interest and
  Preferred Stock Dividend
  Requirements...............        808,992            688,880            413,930              330,846              324,302
Preferred Stock Dividend
  Requirement (2)............         42,445             15,554                965                   --               20,566
Capitalized Interest ........          1,836              5,292              7,069                4,102                  422
                                 -----------        -----------          ---------            ---------            ---------
Total Fixed Charges .........    $   853,273        $   709,726          $ 421,964            $ 334,948            $ 345,290
                                 -----------        -----------          ---------            ---------            ---------
Earnings:
Loss From Continuing
  Operations Before Income
  Taxes, Extraordinary Item
  and Cumulative Effect of
  Accounting Change..........    $(1,282,807)       $(1,123,296)         $(665,040)           $(173,090)           $(387,934)
Share of Loss From Equity
  Method Investees...........         36,675             15,181                448                1,886               10,395
Fixed Charges Before
  Capitalized Interest.......        851,437            704,434            414,895              330,846              344,868
                                 -----------        -----------          ---------            ---------            ---------
Total Adjusted Earnings
  (Loss).....................       (394,695)          (403,681)          (249,697)             159,642              (32,671)
                                 -----------        -----------          ---------            ---------            ---------
Earnings to Fixed Charges,
  Deficiency.................    $(1,247,968)       $(1,113,407)         $(671,661)           $(175,306)           $(377,961)
                                 ===========        ===========          =========            =========            =========


--------------------

(1) The Interest Portion of Net Rental Expense is estimated to be equal to one-third of the minimum rental expense for the period.
(2) The Preferred Stock Dividend Requirement is computed as the pre-tax earnings that would be required to cover preferred stock dividends.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
   The following selected consolidated financial data should be read in conjunction with the financial statements and related notes incorporated by reference in this prospectus. Annual selected consolidated financial information is presented for four fiscal years. The selected consolidated financial data for the twenty-six week periods ended September 1, 2001 and August 26, 2000 are unaudited and not necessarily indicative of the results to be expected for the full year. The unaudited interim selected consolidated financial data reflects all adjustments (consisting primarily of normal recurring adjustments except as described in the footnotes to the interim condensed consolidated financial statements) which are, in the opinion of our management, necessary to present fairly the financial data for the interim periods. As previously discussed in our Form 10-K dated May 21, 2001 and our Form 10-K/A dated October 11, 2000, substantial time, effort and expense was required over a six month period to review, assess, reconcile, prepare and audit our financial statements for the 2000, 1999 and 1998 fiscal years. We believe it would require an unreasonable effort and expense to conduct a similar process related to the 1997 fiscal year. The following selected consolidated financial information does not give pro forma effect to the Refinancing.





                                              Fiscal Year Ended                                    Twenty-Six Week Period Ended
                  --------------------------------------------------------------------------    -----------------------------------
                 March 3, 2001    February 26, 2000   February 27, 1999    February 28, 1998    September 1, 2001   August 26, 2000
                   (53 Weeks)        (52 Weeks)           (52 Weeks)         (52 Weeks)(1)
                 -------------    -----------------   -----------------    -----------------    -----------------   ---------------
                                                  (Dollars in thousands, except per share amounts)
Operations
  Data:
Revenues .....    $ 14,516,865      $ 13,338,947         $ 12,438,442         $ 11,352,637        $  7,401,207        $  6,881,655
Costs and
  expenses:
  Cost of
   goods
   sold,
   including
   occupancy
   costs .....      11,151,490        10,213,428            9,406,831            8,419,021           5,713,130           5,264,711
  Selling,
   general
   and
   administrative
   expenses .        3,458,307         3,607,810            3,200,563           2,773,560            1,667,999           1,706,965
  Goodwill
   amortization.        20,670            24,457               26,055               26,169              10,623              11,701
  Store
   closing
   and
   impairment
   charges
   (credits) .         388,078           139,448              195,359              155,024              21,741             104,437
  Interest
   expense ...         649,926           542,028              274,826              202,688             231,066             353,483
  Interest
   rate swap
   contracts
   market
   value
   adjustment               --                --                   --                   --              31,047                  --
  Loss on debt
   and lease
   conversions
   and
   modifications       100,556                --                   --                  --             154,595               83,789
  Share of
   loss from
   equity
   investments..        36,675            15,181                  448                1,886              10,395              24,070
  (Gain) loss
   on sale of
    assets
    and
    investments.        (6,030)          (80,109)                  --              (52,621)            (51,455)             16,526
                  ------------      ------------         ------------         ------------        ------------        ------------
Total costs
  and expenses      15,799,672        14,462,243           13,104,082           11,525,727           7,789,141           7,565,682
                  ------------      ------------         ------------         ------------        ------------        ------------
  Loss from
   continuing
   operations
   before
   income
   taxes,
   extraordinary
   item and
   cumulative
   effect of
   accounting
   change.......    (1,282,807)       (1,123,296)            (665,640)            (173,090)           (387,934)           (684,027)
Income tax
  expense
  (benefit)...         148,957            (8,375)            (216,941)             (28,064)              2,500             144,382
                  ------------      ------------         ------------         ------------        ------------        ------------
  Loss from
   continuing
   operations
   before
   extraordinary
   item and
   cumulative
   effect of
   accounting
   change(2)....    (1,431,764)       (1,114,921)            (448,699)            (145,026)           (390,434)           (828,409)
Income (loss)
  from
  discontinued
  operations,
  net(2)......          11,335             9,178              (12,823)             (20,214)                 --              11,335
Loss on
  disposal of
  discontinued
  operations,
  net.........        (168,795)               --                   --                   --                  --            (334,763)
Extraordinary
  item, loss
  on early
  extinguishment
  of debt, net...           --                   --                   --                  --             (66,589)               --
Cumulative
  effect of
  accounting
  change, net.              --           (27,300)                  --                   --                  --                  --
                  ------------      ------------         ------------         ------------        ------------        ------------
 Net loss ....    $ (1,589,224)     $ (1,133,043)        $   (461,522)        $   (165,240)       $   (457,023)       $ (1,151,837)
                  ============      ============         ============         ============        ============        ============
Basic and
  diluted
  (loss)
  income per
  share:
  Loss from
   continuing
   operations     $      (5.15)     $      (4.34)        $      (1.74)        $      (0.58)       $      (0.95)       $      (3.48)
  Income
   (loss)
   from
   discontinued
   operations...         (0.50)                0.04                (0.05)              (0.08)                 --             (1.12)

  Loss from
   extraordinary
   item.........            --                --                   --                   --               (0.15)                 --
  Cumulative
   effect of
   accounting
   change,
   net .......              --             (0.11)                  --                   --                  --                  --
                  ------------      ------------         ------------         ------------        ------------        ------------
   Net loss
   per share .    $      (5.65)     $      (4.41)        $      (1.79)        $      (0.66)       $      (1.10)       $      (4.60)
                  ============      ============         ============         ============        ============        ============
Balance Sheet
  Data (at end
  of period):
  Working
   capital
   (deficit) .    $  1,955,877      $    752,657         $   (892,115)        $  1,258,580        $  1,405,220                  --
  Property,
   plant and
   equipment
   (net) .....       3,041,008         3,445,828            3,328,499            2,460,513           2,313,772                  --
  Total assets       7,913,911         9,845,566            9,778,451            7,392,147           6,834,284                  --
  Total debt
   and
   capital
   lease
   obligations(3) .. 5,894,548         6,612,868            5,922,504            3,132,894           6,361,618                  --
  Redeemable
   preferred
   stock .....          19,457            19,457               23,559                   --              19,510                  --
  Stockholders'
   equity
   (deficit)....      (354,435)          432,509            1,339,617            1,898,203             453,156                  --
Other Data:
  Cash flows
   from
   continuing
   operations
   provided
   by (used
   in):
   Operating
    activities..  $   (704,554)     $   (623,098)        $    276,855         $    622,865        $    (48,321)       $   (562,035)
   Investing
    activities..       677,653          (504,112)          (2,705,043)          (1,050,322)            364,698             (20,230)
   Financing
    activities..       (64,324)          905,091            2,660,341              535,066            (299,527)            484,602
  Capital
   expenditures(4) ..  132,504           573,287            1,222,674              716,052             127,300              59,930
  Cash
   dividends
   declared
   per common
   share .....               0             .3450                .4375                .4075                   0                   0
  Basic
   weighted
   average
   shares ....     314,189,000       259,139,000          258,516,000          250,659,000         432,390,000         288,093,000
  Ratio of
   earnings
   to fixed
   charges(5)               --                --                   --                   --                  --                  --
  Number of
   retail
   drugstores            3,648             3,802                3,870                3,975               3,594                  --
  Number of
   employees .          75,500            77,300               89,900               83,000              77,900                  --
  Pharmacy
   sales as a
   percentage
   of sales ..            59.5%             58.4%                54.2%                50.2%               61.3%               59.6%





                                                       (Footnotes on next page)

---------------


(1) Includes the operations of K&B, Incorporated and Harco, Inc. from their acquisition in August 1997.
(2) PCS was acquired on January 22, 1999 and sold on October 2, 2000 and accordingly, reported as a discontinued operation for all periods presented.
(3) Total debt includes capital lease obligations of $1.1 billion as of March 3, 2001, February 26, 2000, February 27, 1999, $0.6 billion as of February 28, 1998, and $0.2 billion as of September 1, 2001.
(4) Capital expenditures represent expenditures for property and equipment.
(5) Calculated by dividing earnings by fixed charges. For this purpose, earnings include loss from continuing operations before income taxes, extraordinary item and cumulative effect of accounting change plus fixed charges. Fixed charges include interest, whether expensed or capitalized, amortization of debt incurrence cost, preferred stock dividends and that portion of rental expense which is representative of the interest factor in those rentals. For fiscal 2001, fiscal 2000, fiscal 1999, fiscal 1998 and the twenty-six week period ended September 1, 2001, earnings were insufficient to cover fixed charges by approximately $1,248.0 million, $1,113.4 million, $671.6 million, $175.3 million and $378.0 million, respectively.

                               THE EXCHANGE OFFER


Terms of the Exchange Offer; Period for Tendering Old Notes

   Subject to terms and conditions, we will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on , 2001. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term "Expiration Date" means the latest time and date to which the exchange offer is extended.

   As of the date of this prospectus, $150 million principal amount of Old Notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all holders of Old Notes known to us. Our obligation to accept Old Notes for exchange pursuant to the exchange offer is subject to certain obligations as set forth under "--Conditions to the Exchange Offer."

   We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

   Old Notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

   We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes, upon the occurrence of any of the conditions of the exchange offer specified under "--Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Procedures for Tendering Old Notes

   The tender to us of Old Notes by you as set forth below and our acceptance of the Old Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Old Notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to BNY Midwest Trust Company, as exchange agent, at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either:

   o certificates for such Old Notes must be received by the exchange agent along with the letter of transmittal,


   o a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such Old Notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described beginning on page 26 must be received by the exchange agent, prior to the Expiration Date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal, or


   o the holder must comply with the guaranteed delivery procedures described below.

   The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

   The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Old Notes should be sent to us.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

   o by a holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

   o for the account of an Eligible Institution (as defined below)

   In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "Eligible Institution"). If Old Notes are registered in the name of a person other than the signer of the letter of transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

   We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the Expiration Date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Old Notes for exchange, and no one will be liable for failing to provide such notification.

   If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Old Notes.

   If the letter of transmittal or any Old Notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

   By tendering Old Notes, you represent to us that the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder and that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the New Notes. If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the exchange offer, you or any such other person:

   o could not rely on the applicable interpretations of the staff of the SEC and

   o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

   The holder of each Old Note accepted for exchange will receive a new note in the amount equal to the surrendered Old Note. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes. Holders of New Notes will not receive any payment in respect of accrued interest on Old Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

   In all cases, issuance of New Notes for Old Notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

   o certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC,

   o a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, and

   o all other required documents.

   If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

   For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the Old Notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

   If you desire to tender your Old Notes and your Old Notes are not immediately available, or time will not permit your Old Notes or other required documents to reach the exchange agent before the Expiration Date, a tender may be effected if:

   o the tender is made through an Eligible Institution,

   o prior to the Expiration Date, the exchange agent received from such Eligible Institution a notice of guaranteed delivery, substantially in the form we provide (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address, the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent, and

   o the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

   You may withdraw your tender of Old Notes at any time prior to the Expiration Date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "--Exchange Agent." This notice must specify:

   o the name of the person having tendered the Old Notes to be withdrawn,

   o the Old Notes to be withdrawn (including the principal amount of such Old Notes), and

   o where certificates for Old Notes have been transmitted, the name in which such Old Notes are registered, if different from that of the withdrawing holder.

   If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC.

   We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

Conditions to the Exchange Offer

   Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such Old Notes:

     (a) there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

          (1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

          (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the Old Notes pursuant to the exchange offer;

          or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

     (b)  there has occurred:

          (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

          (2) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

          (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

          (4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

     (c) any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Old Notes or the New Notes;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

   The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

   In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

   BNY Midwest Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:


                           BNY Midwest Trust Company
                              c/o Bank of New York
                              The Bank of New York
                                20 Broad Street
                                One Lower Level
                               New York, NY 10286
                              Attn: Frank Driscoll

                 By Facsimile (for Eligible Institutions Only)

                             (914) 773-5045 or 5040
                               Carolle Montreuil
                      Confirm by telephone: (914) 773-5735
DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.


Fees and Expenses

   The principal solicitation is being made by mail by BNY Midwest Trust Company, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

   Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

   We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the New Notes.

Transfer Taxes

   You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the exchange offer unless you instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Old Notes

   If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the Old Notes and the restrictions on transfer of the Old Notes described in the legend on your certificates. These transfer restrictions are required because the Old Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the New Notes if:

   o you are our "affiliate," as defined in Rule 405 under the Securities Act;

   o you are not acquiring the New Notes in the exchange offer in the ordinary course of your business,

   o you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the New Notes you will receive in the exchange offer, or

   o you are a participating broker-dealer.

   We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the New Notes or have any arrangement or understanding with respect to the distribution of the New Notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the New Notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the New Notes. In addition, to comply with state securities laws, you may not offer or sell the New Notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the New Notes to "qualified institutional buyers"--as defined in Rule 144A of the Securities Act--is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the New Notes in any state where an exemption from registration or qualification is required and not available.

                          DESCRIPTION OF THE NEW NOTES


   We will issue the New Notes under the Indenture, dated June 27, 2001, among BNY Midwest Trust Company, the trustee, us and our subsidiaries that will guarantee the New Notes. This is the same Indenture under which the Old Notes were issued.

   Several terms used in this description are defined as set forth under "--Certain Definitions." In this description, the words "we," "us," "our" and similar expressions refer only to Rite Aid Corporation and not to any of our subsidiaries.

   The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as holders of the New Notes. You may request copies of the Indenture at our address set forth under the heading "Where You Can Find More Information."

New Notes Versus Old Notes

   The New Notes are substantially identical to the Old Notes, except that the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.

Principal, Maturity and Interest

   The New Notes will mature on July 1, 2008. We are issuing $150.0 million aggregate principal amount of New Notes now.

   Interest on the New Notes will accrue at a rate of 11 1/4% per annum and will be payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2002. We will pay interest to those persons who were holders of record on the June 15 or December 15 immediately preceding each interest payment date.

   Interest on the New Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking

   The New Notes will be:

   o our senior unsecured obligations; and

   o equal in ranking ("pari passu") with all of our existing and future unsubordinated, unsecured debt.

   We only have a stockholder's claim in the assets of our subsidiaries. This stockholder's claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of the New Notes will only be our creditors. Our Subsidiaries conduct substantially all of our operations and own a substantial portion of our assets. All the existing and future liabilities of these subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the New Notes. Further, because a significant portion of our debt is guaranteed by our Subsidiaries and those guarantees are secured by the assets of our Subsidiaries, the holders of that debt will be effectively senior to the New Notes.

   Our subsidiaries have significant liabilities, including contingent liabilities. As of September 1, 2001, after giving effect to the Refinancing Transactions, we had approximately $3.4 billion of indebtedness to which the New Notes would have been structurally subordinated in right of payment. This amount includes the $1.7 billion of debt guaranteed by our Subsidiaries. The Indenture contains limitations on the amount of additional Debt that we and the Restricted Subsidiaries may Incur. However, the amounts of this additional Debt could nevertheless be substantial and it may be Incurred by our Subsidiaries.

   The New Notes are our obligations exclusively. As our subsidiaries conduct substantially all our operations, our ability to service our debt, including the New Notes, is dependent upon the earnings of our subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to us. Certain laws restrict the ability of our subsidiaries to pay us dividends or make loans and advances to us. Any of the situations described above could make it more difficult for us to service our debt.

   The New Notes will be our unsecured obligations. Our Secured Debt will be effectively senior to the New Notes to the extent of the value of the assets securing this Debt.

   See "Risk Factors--Risks related to the Exchange Offer and holding the New Notes" and "Description of Other Indebtedness."

Optional Redemption

   We may choose to redeem the New Notes at any time. If we do so, we may redeem all or any portion of the New Notes, at once or over time, after giving the required notice under the Indenture.

   To redeem the New Notes prior to July 1, 2005, we must pay a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any notice to holders of New Notes of such a redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price must be set forth in an Officers' Certificate delivered to the Trustee no later than two business days prior to the redemption date.

   "Applicable Premium" means, with respect to any New Note on any redemption date, the greater of (i) 1.0% of the principal amount of such New Note and
(ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at July 1, 2005 (such redemption price being set forth in the table below) plus (2) all required interest payments due on such Note through July 1, 2005 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 75 basis points over (B) the principal amount of such New Note.

   "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 1, 2005; provided, however, that if the period from the redemption date to July 1, 2005 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

   Beginning on July 1, 2005, the New Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for New Notes redeemed during the 12-month period commencing on July 1 of the years set forth below, and are expressed as percentages of principal amount:


                       REDEMPTION YEAR                        PRICE
                       ---------------                       --------
                       2005                                  105.625%
                       2006                                  102.813%
                       2007 and thereafter                   100.000%


   In addition, at any time and from time to time, prior to July 1, 2004, we may redeem up to a maximum of 35% of the original aggregate principal amount of the New Notes (including Additional Notes, if any) with the proceeds of one or more Equity Offerings, at a redemption price equal to 111.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the New Notes (including Additional Notes, if any) remains outstanding. Any such redemption shall be made within 75 days of the completion of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

   If the optional redemption date is on or after a record date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Note is registered at the close of business on that record date, and no additional interest will be payable to holders whose New Notes shall be subject to redemption.

Sinking Fund

   There will be no mandatory sinking fund payments for the New Notes.

Repurchase at the Option of Holders Upon a Change of Control

   Upon the occurrence of a Change of Control, each holder of the New Notes will have the right to require us to repurchase all or any part of such holder's New Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the purchase date is on or after a record date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Note is registered at the close of business on that record date, and no additional interest will be payable to holders whose New Notes shall be subject to redemption.

   Within 30 days following any Change of Control, we shall:

     (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

     (b) send, by first-class mail, with a copy to the Trustee, to each holder of the New Notes, at such holder's address appearing in the register for the New Notes, a notice stating:

          (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all New Notes timely tendered will be accepted for payment;

          (2) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

          (3) the circumstances and relevant facts regarding the Change of Control (including, to the extent reasonably practicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

          (4) the procedures that holders of the New Notes must follow in order to tender their New Notes (or portions thereof) for payment, and the procedures that holders of the New Notes must follow in order to withdraw an election to tender the New Notes (or portions thereof) for payment.

   We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the New Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

   The Change of Control repurchase feature is a result of negotiations between us and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the covenants described below, we could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

   The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" our assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all our assets by any of the means described above, the ability of a holder of the New Notes to require us to repurchase its New Notes may be uncertain. In such a case, holders of the New Notes may not be able to resolve this uncertainty without resorting to legal action.

   The Senior Credit Facility provides that the occurrence of certain of the events that would constitute a Change of Control would constitute a default under such facility.

   Other future debt we incur may contain prohibitions of events that would constitute a Change of Control or that would require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of New Notes of their right to require us to repurchase their New Notes could cause a default under existing or future debt we incur, even if the Change of Control itself does not result in a default under existing or future debt, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to holders of New Notes upon a repurchase may be limited by our financial resources at the time of such repurchase. Therefore, we cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase New Notes in connection with a Change of Control would result in a default under the Indenture. Such a default would, in turn, constitute a default under our existing debt, and may constitute a default under future debt as well. Our obligation to make an offer to repurchase the New Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in aggregate principal amount of the outstanding New Notes. See "--Amendments and Waivers."

Restrictive Covenants

   Limitation on Debt. We will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence and no Default or Event of Default would be continuing following such Incurrence and application of proceeds and either:

     (1) after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than (i) if such Incurrence occurs within two years of the Issue Date, 1.75 to 1.00 or (ii) if such Incurrence occurs at any time thereafter, 2.00 to 1.00 provided that, if such Debt is Debt of a Restricted Subsidiary then, simultaneously with the Incurrence of such Debt, the Restricted Subsidiary executes and delivers a supplemental indenture providing for a full and unconditional Guarantee of payment of the New Notes by such Restricted Subsidiary; or

     (2)  such Debt is Permitted Debt.

   The term "Permitted Debt" is defined to include the following:

          (a) Debt of the Company evidenced by the New Notes and of Restricted Subsidiaries evidenced by guarantees relating to the New Notes;

          (b) Debt of the Company or a Restricted Subsidiary (including Guarantees thereof) (i) under any Credit Facilities, (ii) Incurred pursuant to a Real Estate Financing Transaction, a Sale and Leaseback Transaction or an Equipment Financing Transaction, (iii) Incurred in respect of Capital Lease Obligations, (iv) Incurred pursuant to Debt Issuances or (v) Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary (except for Standard Securitization Undertakings), provided that the aggregate principal amount of all such Debt in clauses (i) through (v) hereof at any one time outstanding together with the aggregate principal amount of all Debt described in clause (c) below shall not exceed the greater of (1) $2,500 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities, and not subsequently reinvested in Additional Assets or used to purchase New Notes or Repay other Debt, pursuant to the covenant described under "--Limitation on Asset Sales" and (2) the sum of the amount equal to (A) 60% of the book value of our inventory (determined using the first-in-first-out method of accounting) and that of the Restricted Subsidiaries and (B) 85% of the book value of our accounts receivables and those of the Restricted Subsidiaries, in each case as of our most recently ended quarter of for which financial statements have been filed with the SEC;

          (c) Debt of the Company outstanding on the Issue Date after giving effect to the Refinancing Transactions and evidenced by the Existing 10.5% Notes and of Restricted Subsidiaries evidenced by guarantees relating to the Existing 10.5% Notes;

          (d) Debt of the Company evidenced by the New 12.5% Notes and of Restricted Subsidiaries evidenced by guarantees relating to the New 12.5% Notes;

          (e) Debt Incurred after the Issue Date in respect of Purchase Money Debt, provided that the aggregate principal amount of such Debt does not exceed 80% of the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed, developed or leased, including additions and improvements thereto;

          (f) Debt of the Company owing to and held by any consolidated Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by us or any consolidated Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such consolidated Restricted Subsidiary ceasing to be a consolidated Restricted Subsidiary or any subsequent transfer of any such Debt (except to us or a consolidated Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

          (g) Debt under Interest Rate Agreements entered into by us or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of us or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

          (h) Debt under Currency Exchange Protection Agreements entered into by us or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by us or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

          (i) Debt under Commodity Price Protection Agreements entered into by us or a Restricted Subsidiary in the ordinary course of the financial management of us or that Restricted Subsidiary and not for speculative purposes;

          (j) Debt in connection with one or more standby letters of credit, banker's acceptance, performance or surety bonds or completion guarantees issued by us or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

          (k) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (j) above, excluding any Debt being Refinanced in connection with the Refinancing Transactions but including Debt Incurred in connection with the Refinancing Transactions;

          (l) other Debt of us or a Restricted Subsidiary (including Guarantees thereof) in an aggregate principal amount outstanding at any one time not to exceed $400 million;

          (m) Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by us or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Subsidiary of us or was otherwise acquired by us), provided that at the time that Restricted Subsidiary was acquired by us or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, we would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant;

          (n) Debt arising from the honoring by a bank or other financial institution of a check or draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within five business days of its Incurrence;

          (o) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (p) Debt of us or a Restricted Subsidiary (including Guarantees thereof) Incurred in respect of Synthetic Leases in an aggregate principal amount outstanding at any one time not to exceed $107 million;

          (q) Debt in respect of Sale and Leaseback Transactions or Real Estate Financing Transactions involving only real property (and the related personal property) owned by us or a Restricted Subsidiary on the Issue Date in an aggregate principal amount outstanding at any one time not to exceed $150 million, provided that such Sale and Leaseback Transactions or Real Estate Financing Transactions may involve Property other than real property (and the related personal property) owned on the Issue Date to the extent the portion of the Debt related to such Property is permitted by another provision of this covenant at the time of Incurrence;

          (r) Debt in respect of Sale and Leaseback Transactions that are not Capital Lease Obligations Incurred to finance the acquisition, construction and development of Property after the Issue Date, including additions and improvements thereto, provided that any reclassification of such Debt as a Capital Lease Obligation shall be deemed an Incurrence of such Debt;

          (s) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (d), (e), (k) and (q) above; and

          (t) Debt arising from our agreements or those of any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that (a) such Debt is not reflected on the balance sheet of us or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of such Debt will at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by us or such Restricted Subsidiary in connection with such disposition.

   For purposes of determining compliance with this covenant, (1) in the event that an item of Debt meets the criteria of more than one of the types of Debt described herein, we, in our sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses and (2) we will be entitled at the time of such Incurrence to divide and classify an item of Debt in more than one of the types of Debt described herein; provided, however, that (x) all outstanding Debt under the Senior Credit Facility immediately following the Issue Date will be deemed to have been incurred pursuant to clause (b) of the second paragraph of this covenant and (y) any Permitted Debt may later be reclassified as having been Incurred pursuant to any other clause of the second paragraph of this covenant to the extent such Debt could be Incurred pursuant to such clause at the time of such reclassification.

   Limitation on Restricted Payments. We will not make, and will not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

     (a)  a Default or Event of Default shall have occurred and be continuing;

     (b) we could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "--Limitation on Debt;" or

     (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

          (1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter that commences after the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements have been filed with the SEC (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

          (2)  100% of Capital Stock Sale Proceeds; plus

          (3)  the sum of:

               (A) the aggregate net cash proceeds received by us or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of us; and

               (B) the aggregate amount by which Debt (other than Subordinated Obligations) of us or any Restricted Subsidiary is reduced on our consolidated balance sheet after the Issue Date upon the conversion or exchange of any Debt (other than convertible or exchangeable debt issued or sold after the Issue Date) for our Capital Stock (other than Disqualified Stock);

               excluding, in the case of clause (A) or (B):

     (x) any such Debt issued or sold to us or a Subsidiary of us or an employee stock ownership plan or trust established by us or any such Subsidiary for the benefit of their employees; and

     (y) the aggregate amount of any cash or other Property distributed by us or any Restricted Subsidiary upon any such conversion or exchange;

          plus

          (4)  an amount equal to the sum of:

               (A) the net reduction in Investments in any Person other than us or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to us or any Restricted Subsidiary from such Person less the cost of the disposition of such Investments; and

               (B) the portion (proportionate to our equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by us or any Restricted Subsidiary in such Person.

   Notwithstanding the foregoing limitation, we may:

     (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

     (b) purchase, repurchase, redeem, legally defease, acquire or retire for value our Capital Stock or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, our Capital Stock (other than Disqualified Stock and other than Capital Stock issued or sold to any of our Subsidiaries of the Company or an employee stock ownership plan or trust established by us or any such Subsidiary for the benefit of their employees); provided, however, that:

          (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

          (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause
               (c)(2) above;

     (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

     (d) so long as no Default or Event of Default shall have occurred or be continuing, declare and pay dividends to the holders of Series B Preferred Stock, Series C Preferred Stock, Class A Cumulative Preferred Stock, Class C Cumulative Preferred Stock and Class D Cumulative Preferred Stock outstanding on the Issue Date or issued after the Issue Date solely in payment of dividends on the same class of stock; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

     (e) so long as no Default or Event of Default has occurred and is continuing the repurchase or other acquisition of shares of or options to purchase shares of, Capital Stock of us or any of our Subsidiaries from employees, former employees, directors or former directors of us or any of our Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $10 million; provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

     (f) make payments not to exceed $1 million in the aggregate to enable us to make payments to holders of our Capital Stock in lieu of the issuance of fractional shares of our Capital Stock; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; and

     (g) make any other Restricted Payments not to exceed an aggregate amount of $25 million; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments.

   Limitation on Liens. We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless we have made or will make effective provision whereby the New Notes will be secured by such Lien equally and ratably with (or prior to) all of our other Debt or any Restricted Subsidiary secured by such Lien.

   Limitation on Asset Sales. We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

     (a) we or such Restricted Subsidiary receive consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

     (b) at least 75% of the consideration paid to us or such Restricted Subsidiary in connection with such Asset Sale is in the form of Qualified Consideration; and

     (c) we deliver an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

   The Net Available Cash (or any portion thereof) from Asset Sales may be applied by us or a Restricted Subsidiary, to the extent we or such Restricted Subsidiary elect (or is required by the terms of any Debt):

     (a) to Repay the Credit Facilities, the Existing 10.5% Notes, the New 12.5% Notes or any other Debt of us or any Restricted Subsidiary secured by a Lien on our Property or any of our Restricted Subsidiaries of (excluding, in any such case, any Debt owed to of our or any of our Affiliates ); or

     (b) to reinvest in Additional Assets or Expansion Capital Expenditures (including by means of an Investment in Additional Assets or Expansion Capital Expenditures by a Restricted Subsidiary with Net Available Cash received by us or another Restricted Subsidiary); provided, however, that the Net Available Cash (or any portion thereof) from Asset Sales from us to any Subsidiary must be reinvested in Additional Assets or Expansion Capital Expenditures of us.

   Pending application of Net Available Cash pursuant to this covenant, which shall not be required in respect of an Asset Sale if the Net Available Cash from such Asset Sale is less than $1 million, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness. If the Net Available Cash from an Asset Sale equals or exceeds $1 million, any Net Available Cash from such Asset Sale not applied in accordance with the preceding paragraph within 270 days from the date of the receipt of such Net Available Cash or that is not segregated from our general funds for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 270-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

   When the aggregate amount of Excess Proceeds exceeds $20.0 million (taking into account income earned on such Excess Proceeds, if any), we will be required to make an offer to purchase (the "Prepayment Offer") the New Notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of the New Notes have been given the opportunity to tender their New Notes for purchase in accordance with the Indenture, we or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

   The term "Allocable Excess Proceeds" will mean the product of:

     (a)  the Excess Proceeds; and

     (b)  a fraction,

          (1) the numerator of which is the aggregate principal amount of the New Notes outstanding on the date of the Prepayment Offer; and

          (2) the denominator of which is the sum of the aggregate principal amount of the New Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of our other Debt outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the New Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring us to make an offer to purchase such Debt or otherwise repay such Debt at substantially the same time as the Prepayment Offer.

   Within five business days after we are obligated to make a Prepayment Offer as described in the preceding paragraph, we will send a written notice, by first-class mail, to the holders of New Notes, accompanied by such information regarding the Company and its Subsidiaries as we in good faith believe will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

   We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

   Limitation on Restrictions on Distributions from Restricted
Subsidiaries. We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

     (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to us or any other Restricted Subsidiary;

     (b)  make any loans or advances to us or any other Restricted Subsidiary;
          or

     (c)  transfer any of its Property to us or any other Restricted
          Subsidiary.

The foregoing limitations will not apply:

          (1)  with respect to clauses (a), (b) and (c), to restrictions:

               (A) in effect on the Issue Date including those under the Refinancing Transactions;

               (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by us;

               (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restriction is no less favorable to the holders of New Notes in any material respect, as reasonably determined by the Board of Directors (as evidenced by a resolution of the Board of Directors), than those under the agreement evidencing the Debt so Refinanced;

               (D) resulting from the Incurrence of any Permitted Debt described in the second paragraph of the covenant described under "--Limitation on Debt," provided that (i) the restriction is no less favorable to the holders of New Notes in any material respect, as reasonably determined by the Board of Directors (as evidenced by a resolution of the Board of Directors), than the restrictions of the same type contained in the Indenture and (ii) the Board of Directors determines (as evidenced by a resolution of the Board of Directors) in good faith that such restrictions will not impair the ability of us to make payments of principal and interest on the New Notes when due;

               (E)   existing by reason of applicable law; or

               (F) any contractual requirements incurred with respect to Qualified Receivables Transactions relating exclusively to a Receivables Entity that, in the good faith determination of our Board of Directors, are customary for Qualified Receivables Transactions; and

          (2)  with respect to clause (c) only, to restrictions:

               (A) relating to Debt that is permitted to be Incurred and secured without also securing the New Notes pursuant to the covenants described under "--Limitation on Debt" and "--Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt;

               (B) encumbering Property at the time such Property was acquired by us or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

               (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder; or

               (D) customary restrictions contained in agreements relating to the sale or other disposition of Property limiting the transfer of such Property pending the closing of such sale.

   Limitation on Transactions with Affiliates. We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any of our Affiliates (an "Affiliate Transaction"), unless:

     (a)  the terms of such Affiliate Transaction are:

          (1)  set forth in writing;

          (2) in the best interest of us or such Restricted Subsidiary, as the case may be; and

          (3) no less favorable to us or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not one of our an Affiliates;

     (b) if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses
          (a)(2) and (3) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

     (c) if such Affiliate Transaction involves aggregate payments or value to the Affiliate in excess of $50.0 million in any 12-month period, we obtain a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to us and the Restricted Subsidiaries, taken as a whole.

   Notwithstanding the foregoing limitation, we or any Restricted Subsidiary may enter into or suffer to exist the following:

     (a) any transaction or series of transactions between us and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by any of our Affiliates (other than a Restricted Subsidiary);

     (b) any Restricted Payment permitted to be made pursuant to the covenant described under
          "--Limitation on Restricted Payments" or any Permitted Investment (other than pursuant to clauses (a)(iii), (b), (g), (h), (i), (k) or
          (l) of the definition of "Permitted Investment");

     (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of and related indemnities provided to officers, directors, consultants and employees of us or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

     (d) loans and advances to employees made in the ordinary course of business and consistent with our past practices or those of such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $25 million in the aggregate at any one time outstanding;

     (e) any transaction effected as part of a Qualified Receivables Transaction or any transaction involving the transfer of accounts receivable of the type specified in the definition of "Credit Facilities" and permitted under clause (b) of the second paragraph of the covenant described under "--Limitation on Debt;"

     (f) payments of customary fees by us or any of our Restricted Subsidiaries to Leonard Green & Partners L.P. or any of its Affiliates made for any corporate advisory services or financial advisory, financing, underwriting or placement services or in respect of other investment banking activities including, without limitation, in connection with acquisitions or divestitures, which are approved by a majority of the Board of Directors in good faith;

     (g) if such Affiliate Transaction is with any Person solely in its capacity as a holder of Debt or Capital Stock of us or any of our Restricted Subsidiaries, where such Person is treated no more favorably than any other holder of such Debt or Capital Stock of us or any of our Restricted Subsidiaries; and

     (h) any agreement as in effect on the Issue Date or any amendment thereto (so long as such amendment is not disadvantageous to the holders of the New Notes in any material respect) or any transaction contemplated thereby.

   Limitation on Sale and Leaseback Transactions. We shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

     (a)  we or such Restricted Subsidiary would be entitled to:

          (1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under "--Limitation on Debt;" and

          (2) create a Lien on such Property securing such Attributable Debt without also securing the New Notes pursuant to the covenant described under "--Limitation on Liens," and

     (b) such Sale and Leaseback Transaction is effected in compliance with the covenant described under "--Limitation on Asset Sales," provided that such Sale and Leaseback Transaction constitutes an Asset Sale.

   Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any of our Subsidiaries to be an Unrestricted Subsidiary if:

     (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, us or any other Restricted Subsidiary; and

     (b)  either:

          (1) the Subsidiary to be so designated has total assets of $1,000 or less; or

          (2) such designation is effective immediately upon such entity becoming one of our Subsidiaries.

   Unless so designated as an Unrestricted Subsidiary, any Person that becomes one of our Subsidiaries will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification as a Restricted Subsidiary or if such Person is a Subsidiary of an Unrestricted Subsidiary.

   Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither we nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

   The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) we could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "-- Limitation on Debt," and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

   Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

     (a) certifies that such designation or redesignation complies with the foregoing provisions; and

     (b)  gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of our fiscal quarter in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of our fiscal year, within 90 days after the end of such fiscal year).

   Limitation on Guarantees by Restricted Subsidiaries. We shall not permit any Restricted Subsidiary to Guarantee the payment of any of our Debt or Capital Stock (other than Guarantees of Debt incurred under clause (a), (b),
(c), (d) or (l) of the second paragraph of the covenant described under "Restrictive Covenants--Limitation on Debt" or Guarantees permitted pursuant to clause (j) of such second paragraph or Guarantees permitted by clause (s) of such second paragraph as it relates to clause (d) of such second paragraph), except that a Restricted Subsidiary may Guarantee our Debt provided that:

     (a) such Debt and the Debt represented by such Guarantee is permitted by the covenant described under "Restrictive Covenants--Limitation on Debt;"

     (b) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a Guarantee of payment of the New Notes by such Restricted Subsidiary and such Guarantee of our Debt:

          (1) unless such Debt is a Subordinated Obligation, shall be pari passu (or subordinate) in right of payment to and on substantially the same terms as (or less favorable to such Debt than) such Restricted Subsidiary's Guarantee with respect to the New Notes; and

          (2) if such Debt is a Subordinated Obligation, shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the New Notes to at least the same extent as such Debt is subordinated to the New Notes; and

     (c) such Restricted Subsidiary shall deliver to the trustee an Opinion of Counsel to the effect that:

          (1) such Guarantee of the New Notes has been duly executed and authorized; and

          (2) such Guarantee of the New Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Merger, Consolidation and Sale of Property

   We will not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into us) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

     (a) we will be the surviving Person (the "Surviving Person") or the Surviving Person (if other than us) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

     (b) the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the New Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by us;

     (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of our Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

     (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

     (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, either (i) we or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under
          "--Restrictive Covenants--Limitation on Debt" or (ii) the Surviving Person would have a Consolidated Interest Coverage Ratio which is not less than the Consolidated Interest Coverage Ratio of the Company immediately prior to such transaction or series of transactions; and

     (f) we shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

   The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of us under the Indenture, but the predecessor Company in the case of:

     (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all of our assets as an entirety or virtually as an entirety); or

     (b)  a lease,

shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the New Notes.

SEC Reports

   Notwithstanding that we may not be subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, we will file with the Commission and provide the Trustee and holders of New Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that we will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

Events of Default

   Events of Default in respect of the New Notes include:

     (1) failure to make the payment of any interest on the New Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

     (2) failure to make the payment of any principal of, or premium, if any, on, any of the New Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

     (3) failure to comply with the covenant described under "--Merger, Consolidation and Sale of Property;"

     (4) failure to comply with any other covenant or agreement in the New Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after we are given written notice as provided below;

     (5) a default under any Debt by us or any Restricted Subsidiary that results in acceleration of the final maturity of such Debt, or failure to pay any such Debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than $35 million or its foreign currency equivalent at the time (the "cross acceleration provisions");

     (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $35 million (or its foreign currency equivalent at the time) that shall be rendered against us or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions"); and

     (7) certain events involving bankruptcy, insolvency or reorganization of us or any Significant Subsidiary (the "bankruptcy provisions").

   A Default under clause (4) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the New Notes then outstanding notify us of the Default and we do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

   We shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action we are taking or propose to take with respect thereto.

   If an Event of Default with respect to the New Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the New Notes then outstanding may declare to be immediately due and payable the principal amount at maturity of all the New Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to us shall occur, such amount with respect to all the New Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the New Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the New Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

   Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the New Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the New Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the New Notes.

   No holder of New Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

     (a) such holder has previously given to the Trustee written notice of a continuing Event of Default;

     (b) the registered holders of at least 25% in aggregate principal amount of the New Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee; and

     (c) the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the New Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

   However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

Amendments and Waivers

   Subject to exceptions, the Indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the New Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the New Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding Note) with the consent of the registered holders of at least a majority in aggregate principal amount of the New Notes then outstanding. However, without the consent of each holder affected thereby, no amendment may, among other things:

     (1) reduce the amount of New Notes whose holders must consent to an amendment or waiver;

     (2) reduce the rate of or extend the time for payment of interest on any Note;

     (3)  reduce the principal of or extend the Stated Maturity of any Note;

     (4)  make any Note payable in money other than that stated in the Note;

     (5) impair the right of any holder of the New Notes to receive payment of principal of and interest on such holder's New Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's New Notes;

     (6)  subordinate the New Notes to any of our other obligations;

     (7) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under "-- Optional Redemption;"

     (8) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred amend the definition of Change of Control or change the time at which the Change of

          Control Offer relating thereto must be made or at which the New Notes must be repurchased pursuant to such Change of Control Offer; and

     (9) at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the New Notes must be repurchased pursuant thereto.

   Without the consent of any holder of the New Notes, we and the Trustee may amend the Indenture to:

   o cure any ambiguity, omission, defect or inconsistency;

   o provide for the assumption by a successor corporation of our obligations under the Indenture;

   o provide for uncertificated New Notes in addition to or in place of certificated New Notes (provided that the uncertificated New Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated New Notes are described in
     Section 163(f)(2)(B) of the Code);

   o add Guarantees with respect to the New Notes;

   o secure the New Notes, add to our covenants for the benefit of the holder of the New Notes or surrender any right or power conferred upon us;

   o make any change that does not adversely affect the rights of any holder of the New Notes; or

   o make any change to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

   The consent of the holders of the New Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, we are required to mail to each registered holder of the New Notes at such holder's address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the New Notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

   We may at any time terminate all its obligations under the New Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the New Notes, to replace mutilated, destroyed, lost or stolen New Notes and to maintain a registrar and paying agent in respect of the New Notes.

   We may at any time terminate:

     (1) our obligations under the covenants described under "--Repurchase at the Option of Holders Upon a Change of Control" and "--Restrictive Covenants;"

     (2) the operation of the cross acceleration provisions, the judgment default provisions, and the bankruptcy provisions with respect to Significant Subsidiaries described under "--Events of Default" above; and

     (3) the limitations contained in clause (e) under the first paragraph of "--Merger, Consolidation and Sale of Property" above ("covenant defeasance").

   We may exercise our legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

   If we exercise our legal defeasance option, payment of the New Notes may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, payment of the New Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under "--Restrictive Covenants"), (5), (6) or (7) (with respect only to Significant Subsidiaries), under
"--Events of Default" above or because of our failure to comply with clause
(e) under the first paragraph of "--Merger, Consolidation and Sale of Property" above.

   The legal defeasance option or the covenant defeasance option may be exercised only if:

     (a) we irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the New Notes to maturity or redemption, as the case may be;

     (b) we deliver to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the New Notes to maturity or redemption, as the case may be;

     (c) 123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under "--Events of Default" occurs with respect to us or any other Person making such deposit which is continuing at the end of the period;

     (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

     (e) such deposit does not constitute a default under any other agreement or instrument binding on us;

     (f) we deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

     (g) in the case of the legal defeasance option, we deliver to the Trustee an Opinion of Counsel stating that:

          (1)  we have received from the Internal Revenue Service a ruling; or

          (2) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the New Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

     (h) in the case of the covenant defeasance option, we deliver to the Trustee an Opinion of Counsel to the effect that the holders of the New Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

     (i) we deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the New Notes have been complied with as required by the Indenture.

Registration Rights Agreement

   We have filed the registration statement of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under a registration rights agreement between us, the Trustee and the Initial Purchaser of the Old Notes. Holders of the New Notes will not be entitled to any registration rights with respect to the New Notes.

Governing Law

   The Indenture and the New Notes are governed by the laws of the State of New York without reference to principles of conflicts of law.

The Trustee

   BNY Midwest Trust Company is the Trustee under the Indenture.

   Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Definitions

   Set forth below is a summary of the defined terms used in the Description of New Notes above. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

   "Additional Assets" means:

     (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

     (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

   "Affiliate" of any specified Person means:

     (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

     (b)  any other Person who is a director or executive officer of:

          (1)  such specified Person;

          (2)  any Subsidiary of such specified Person; or

          (3)  any Person described in clause (a) above.

   For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Annualized EBITDA" and "Annualized Interest Expense" means, as of any date of determination:

     (a) if the most recent fiscal quarter for which financial statements have been filed with the SEC is the Company's fourth fiscal quarter of 2001, the product of EBITDA or Consolidated Interest Expense, as the case may be, for that fiscal quarter multiplied by four;

     (b) if the most recent fiscal quarter for which financial statements have been filed with the SEC is the Company's first fiscal quarter of 2002, the product of the aggregate amount of EBITDA or Consolidated Interest Expense, as the case may be, for the most recent two consecutive quarters multiplied by two;

     (c) if the most recent fiscal quarter for which financial statements have been filed with the SEC is the Company's second fiscal quarter of 2002, the product of the aggregate amount of EBITDA or

          Consolidated Interest Expense, as the case may be, for the most recent three consecutive fiscal quarters multiplied by 4/3; and

     (d) if the most recent fiscal quarter for which financial statements have been filed with the SEC is any subsequent fiscal quarter of the Company, the aggregate amount of EBITDA or Consolidated Interest Expense, as the case may be, for the most recent four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements have been filed with the SEC.

   "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

     (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares); or

     (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

in the case of either clause (a) or clause (b) above, whether in a single transaction or a series of related transactions, (i) that have a Fair Market Value in excess of $10 million or (ii) for aggregate consideration in excess of $10 million, other than, in the case of clause (a) or (b) above:

          (1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary;

          (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "--Restrictive Covenants--Limitation on Restricted Payments;"

          (3) any disposition effected in compliance with the first paragraph of the covenant described under "--Merger, Consolidation and Sale of Property");

          (4) a sale of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

          (5) a transfer of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in connection with a Qualified Receivables Transaction; or

          (6) a sale by the Company or a Restricted Subsidiary of Property by way of a Sale and Leaseback Transaction but only if (A) such Property was owned by the Company or a Restricted Subsidiary on the Issue Date, (B) the requirements of clause (a) of the covenant described under "Restrictive Covenants--Limitation on Sale and Leaseback Transactions" are satisfied with respect to such Sale and Leaseback Transaction, (C) the requirements of clauses (a), (b) and (c) of the first paragraph of the covenant described under "Restrictive Covenants--Limitation on Asset Sales" are satisfied as though such Sale and Leaseback Transaction constituted an Asset Sale and (D) the aggregate Fair Market Value of such Property, when added to the Fair Market Value of all other sales of Property pursuant to this clause (6) since the Issue Date, does not exceed $150 million.

   "Attributable Debt" in respect of a Sale and Leaseback Transaction or Synthetic Lease means, at any date of determination:

     (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation," and

     (b)  in all other instances, the greater of:

          (1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction or Synthetic Lease; and

          (2) the present value (discounted at the interest rate borne by the New Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction or such Synthetic Lease (in each case including any period for which such lease has been extended).

   "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

     (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

     (b)  the sum of all such payments.

   "Board of Directors" means the board of directors of the Company or any duly authorized and constituted committee thereof.

   "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of "--Restrictive Covenants--Limitation on Liens," a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

   "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

   "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date (and excluding any issuance or sale as part of the Refinancing Transactions), net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "Change of Control" means the occurrence of any of the following events:

     (a) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (other than one or more Permitted Holders), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

     (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

          (1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation; and

          (2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

     (c) during any period of two consecutive years commencing after June 30, 2001, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

   "Class A Cumulative Preferred Stock" means Rite Aid Lease Management Company's Preferred Stock, par value $100.00 per share, designated as Class A Cumulative.

   "Class C Cumulative Preferred Stock" means the Rite Aid Risk Management Corp.'s Preferred Stock, par value $1.00 per share, designated as Class C Cumulative Participating Voting.

   "Class D Cumulative Preferred Stock" means the Rite Aid Risk Management Corp.'s Preferred Stock, par value $100.00 per share, designated as Class D Cumulative Participating Voting.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

   "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

     (a)  Annualized EBITDA; to

     (b)  Annualized Interest Expense;

provided, however, that:

          (1)  if

               (A) since the beginning of the period used to calculate Annualized EBITDA and Annualized Interest Expense the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt; or

               (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

          (2)  if

               (A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

               (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition; or

               (C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

   If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

   "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (excluding the non-cash interest expense related to (x) litigation reserves, (y) closed store liability reserves and (z) self-insurance reserves), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, and without duplication:

     (a)  interest expense attributable to Capital Lease Obligations;

     (b) amortization of debt discount and debt issuance cost, including commitment fees;

     (c)  capitalized interest;

     (d) non-cash interest expense other than expenses under clauses (x), (y) and (z) above;

     (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (f) net costs associated with Hedging Obligations (including amortization of fees but excluding costs associated with forward contracts for inventory in the ordinary course of business);

     (g)  Disqualified Stock Dividends;

     (h)  Preferred Stock Dividends;

     (i) interest Incurred in connection with Investments in discontinued operations;

     (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

     (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

   "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

          (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below); and

          (2) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (b) for purposes of the covenant described under "--Restrictive Covenants--Limitation on Restricted Payments" only, any net income
          (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition;

     (c) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

          (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

          (2) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (d) any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

     (e)  any extraordinary gain or loss;

     (f)  the cumulative effect of a change in accounting principles;

     (g) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock);

     (h)  store closing costs;

     (i) non-cash charges or credits that relate to use of the last-in-first-out method of accounting for inventory; and

     (j)  loss on debt modifications.

Notwithstanding the foregoing, for purposes of the covenant described under "--Restrictive Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

   "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facilities), providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory), Synthetic Leases or trade letters of credit, in each case together with Refinancings thereof on any basis so long as such Refinancing constitutes Debt.

   "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

   "Debt" means, with respect to any Person on any date of determination (without duplication):

     (a)  the principal of and premium (if any) in respect of:

          (1)  debt of such Person for money borrowed; and

          (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions and Synthetic Leases entered into by such Person;

     (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

     (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

     (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (1) zero if such Hedging Obligation has been Incurred pursuant to clause (g) or (h) of the second paragraph of the covenant described under "--Restrictive Covenants--Limitation on Debt;" or

          (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

   "Debt Issuances" means, with respect to the Company or any Restricted Subsidiary, one or more issuances of Debt evidenced by notes, debentures, bonds or other similar securities or instruments.

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

     (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

     (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

     (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock;

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the New Notes.

   "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

   "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

     (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

          (1) the provision for taxes based on income or profits or utilized in computing net loss;

          (2) Consolidated Interest Expense and non-cash interest expense related to litigation reserves, closed store liability reserves and self-insurance reserves, to the extent excluded from Consolidated Interest Expense;

          (3)  depreciation;

          (4)  amortization of intangibles;

          (5)  non-cash impairment charges;

          (6) non-cash losses relating to the Investment in drugstore.com resulting from accounting for drugstore.com on the equity method of accounting, except to the extent such losses relate to Investments made after the Issue Date;

          (7) charges relating to the investigations of the Company pending on the Issue Date by the United States Attorney and by the U.S. Department of Labor and amounts paid in satisfaction of any judgment, fine or settlement resulting therefrom; and

          (8) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

     (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

   "Equipment Financing Transaction" means any arrangement (together with any Refinancing thereof) with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on equipment or equipment related property of the Company or any Restricted Subsidiary.

   "Equity Offering" means (i) an underwritten offering of common stock of the Company by the Company pursuant to an effective registration statement under the Securities Act or (ii) so long as the Company's common stock is, at the time, listed or quoted on a national securities exchange (as such term is defined in the Securities Exchange Act of 1934), an offering of common stock by the Company in a transaction exempt from or not subject to the registration requirements of the Securities Act.

   "Event of Default" has the meaning set forth under "--Events of Default."

   "Exchange Act" means the Securities Exchange Act of 1934.

   "Existing 5.25% Convertible Notes" means the Company's 5.25% Convertible Subordinated Notes Due 2002 issued under the indenture dated as of September 10, 1997 between the Company and Harris Trust and Savings Bank as trustee.

   "Existing 10.5% Notes" means the Company's 10.50% Senior Secured Notes Due 2002 issued under the indenture dated as of June 14, 2000, among the Company, the subsidiary guarantors named therein and State Street Bank and Trust Company, as trustee, and the Exchange Notes (as defined therein) that may be issued in exchange therefore.

   "Expansion Capital Expenditure" means any capital expenditure incurred by the Company or any Restricted Subsidiary in developing, relocating, remodeling and refurbishing a warehouse, distribution center, store or other facility (other than ordinary course maintenance) for carrying on the business of the Company and its Restricted Subsidiaries that the Board of Directors determines in good faith will enhance the income generating ability of the warehouse, distribution center, store or other facility.

   "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided:

     (a) if such Property has a Fair Market Value equal to or less than $25 million, by any Officer of the Company; or

     (b) if such Property has a Fair Market Value in excess of $25 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

   "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

     (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

     (b) in the statements and pronouncements of the Financial Accounting Standards Board;

     (c) in such other statements by such other entity as approved by a significant segment of the accounting profession; and

     (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

     (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

     (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

          (1) endorsements for collection or deposit in the ordinary course of business; or

          (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

   "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

   "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with "--Restrictive Covenants-- Limitation on Debt," amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

   "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

   "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

   "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenant described under "--Restrictive Covenants--Limitation on Restricted Payments," "--Restrictive Covenants-- Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment," "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

     (a) the Company's "Investment" in such Subsidiary at the time of such redesignation; less


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
     (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

   "Issue Date" means the date on which the New Notes are initially issued.

   "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

   "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

   "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

     (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

     (b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

     (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

     (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

   "New 12.5% Notes" means the Company's 12.5% Senior Secured Notes Due 2006 to be issued as part of the Refinancing Transactions in exchange for a portion of the Existing 10.5% Notes, and the exchange notes that may be issued in exchange therefor pursuant to the terms thereof.

   "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of the Company.

   "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

   "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

   "Permitted Holder" means Leonard Green & Partners L.P. or any of its Affiliates.

   "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

     (a) (i) the Company, (ii) any Restricted Subsidiary or (iii) any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

     (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary;

     (c)  cash and Temporary Cash Investments;

     (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

     (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $25 million at any one time outstanding;

     (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

     (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "-- Restrictive Covenants--Limitation on Asset Sales;"

     (i) Hedging Obligations permitted under clause (g), (h) or (i) of the covenant described under
          "--Restrictive Covenants--Limitation on Debt;"

     (j) any Person if the Investments are outstanding on the Issue Date and not otherwise described in clauses (a) through (i) above;

     (k) Investments in Unrestricted Subsidiaries or joint venture entities (including purchasing cooperatives) that do not exceed $10 million outstanding at any one time in the aggregate;

     (l) other Investments that do not exceed $5 million outstanding at any one time in the aggregate; and

     (m) Investments in any entity, formed by the Company or a Restricted Subsidiary, organized under Section 501(c)(3) of the Code, that do not exceed an aggregate amount of $5 million in any fiscal year.

   "Permitted Liens" means:

     (a)  Liens to secure Debt permitted to be Incurred under clause
          (b),(c),(d) or (l) of the second paragraph of the covenant described under "--Restrictive Covenants--Limitation on Debt;"

     (b)  Liens to secure Debt permitted to be Incurred under clause (e), (p),
          (q) or (r) of the second paragraph of the covenant described under "--Restrictive Covenants--Limitation on Debt," provided that (i) any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, developed, constructed or leased with the proceeds of such Debt and any improvements or additions to such Property;

     (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

     (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

     (e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

     (f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

     (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

     (h) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

     (i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

     (j) Liens arising out of judgments or awards against the Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review and which do not give rise to an Event of Default;

     (k) leases or subleases of real property granted by the Company or a Restricted Subsidiary to any other Person in the ordinary course of business and not materially impairing the use of the real property in the operation of the business of the Company or the Restricted Subsidiary;

     (l)  Liens existing on the Issue Date not otherwise described in clauses
          (a) through (k) above;

     (m) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a) (but only to the extent it relates to clause (d) referred to therein), (b) (other than Liens securing Debt Incurred pursuant to clause (p) or (r) referred to therein),
          (f), (g), or (l) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

          (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b) (except as referred to above), (f), (g), or (l) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture; and

          (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

     (n) Liens not otherwise permitted by clauses (a) through (m) above encumbering assets that have an aggregate Fair Market Value not in excess of $2 million.

   "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

     (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

          (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced; and

          (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

     (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

     (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

     (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include: (x) Debt of a Subsidiary that Refinances Debt of the Company, or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

   "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

   "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

   "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

   "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

   "Purchase Money Debt" means Debt Incurred to finance the acquisition, development, construction or lease by the Company or a Restricted Subsidiary of Property, including additions and improvements thereto, where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; provided, however, that such Debt is Incurred within 24 months after the acquisition, development construction or lease of such Property by the Company or such Restricted Subsidiary.

   "Qualified Consideration" means, with respect to any Asset Sale (or any other transaction or series of related transactions required to comply with clause (b) of the first paragraph of the covenant described under "-- Restrictive Covenants--Limitation on Asset Sales"), any one or more of (a) cash or cash equivalents, (b) notes or obligations that are converted into cash (to the extent of the cash received) within 90 days of such Asset Sale,
(c) equity securities listed on a national securities exchange (as such term is defined in the Securities Exchange Act of 1934) or quoted on the Nasdaq National Market and converted into cash (to the extent of the cash received) within 120 days of such Asset Sale, (d) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the New Notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, (e) Additional Assets or (f) other Property, provided that the aggregate Fair Market Value of all Property received since the Issue Date by the Company and its Restricted Subsidiaries pursuant to Asset Sales (or such other transactions) that is used to determine Qualified Consideration pursuant to this clause (f) does not exceed $100 million.

   "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

     (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries); and

     (b)  any other Person (in the case of a transfer by a Receivables
          Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:

          (1) if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity;

          (2) all sales of accounts receivable and related assets to or by the Receivables Entity are made at Fair Market Value; and

          (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).

   "Rating Agencies" means Moody's and S&P.

   "Real Estate Financing Transaction" means any arrangement with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on real property of the Company or any Restricted Subsidiary and related personal property together with any Refinancings thereof.

   "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business, and (with respect to any Receivables Entity formed after the Issue Date) which is designated by the Board of Directors (as provided below) as a Receivables Entity and:

     (a) no portion of the Debt or any other obligations (contingent or otherwise) of which:

          (1) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

          (2) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

          (3) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

     (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

     (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve the entity's financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

Any designation of this kind by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing conditions.

   "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Transactions" has the meaning given to the term "Refinancing" in this Offering Memorandum.

   "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

   "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under "-- Restrictive Covenants--Limitation on Asset Sales" and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

   "Restricted Payment" means:

     (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

     (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

     (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

     (d)  any Investment (other than Permitted Investments) in any Person; or

     (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

Notwithstanding the foregoing, no payment or other transaction permitted by clause (c) or (f) under the caption "Limitation on Transactions with Affiliates" will be considered a Restricted Payment.

   "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

   "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

   "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

   "Securities Act" means the Securities Act of 1933.

   "Senior Credit Facility" means the Senior Credit Agreement dated as of June 27, 2001 (as amended, modified, supplemented or Refinanced from time to time), among the Company, the Banks as defined therein, Citicorp USA, Inc. as senior administrative agent, Citicorp USA, Inc. as senior collateral agent, and the Chase Manhattan Bank, Credit Suisse First Boston and Fleet Retail Finance Inc. as the syndication agents.

   "Series B Preferred Stock" means the Company's Preferred Stock, par value $1.00 per share, designated as Series B.

   "Series C Preferred Stock" means the Company's Preferred Stock, par value $1.00 per share, designated as Series C.

   "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

   "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

   "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

   "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the New Notes pursuant to a written agreement to that effect.

   "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

     (a)  such Person;

     (b)  such Person and one or more Subsidiaries of such Person; or

     (c)  one or more Subsidiaries of such Person.

   "Synthetic Lease" means a lease which is treated as an operating lease under generally accepted accounting principles but as ownership of the leased asset by the lessee for purposes of the Internal Revenue Code of 1986, as amended, or any successor statute.

   "Temporary Cash Investments" means any of the following:

     (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

     (b) Investments in time deposit accounts, certificates of deposit, money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

     (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

          (1) a bank meeting the qualifications described in clause (b) above; or

          (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

     (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
          Act));

     (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

          (1) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and

          (2) such obligations mature within 180 days of the date of acquisition thereof; and

     (f) money market funds at least 95% of the assets of which constitute Temporary Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

   "Unrestricted Subsidiary" means:

     (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "--Restrictive Covenants-- Designation of Restricted and Unrestricted Subsidiaries" and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

     (b)  any Subsidiary of an Unrestricted Subsidiary.

   "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

   "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

   "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Book-Entry System

   The New Notes will be initially issued in the form of one or more Global Securities registered in the name of The Depository Trust Company ("DTC") or its nominee.

   Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the New Notes represented by such Global Security purchased by such Persons in the Offering. Such accounts shall be designated by the Initial Purchasers. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC ("participants") or Persons that may hold interests through participants. Any Person acquiring an interest in a Global Security through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Cedel or Euroclear. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

   Payment of principal of and interest on New Notes represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the New Notes represented thereby for all purposes under the Indenture. The Company has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

   A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global Security is exchangeable for certificated New Notes only if:

     (a) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

     (b) the Company in its discretion at any time determines not to have all the New Notes represented by such Global Security; or

     (c) there shall have occurred and be continuing a Default or an Event of Default with respect to the New Notes represented by such Global Security.

Any Global Security that is exchangeable for certificated New Notes pursuant to the preceding sentence will be exchanged for certificated New Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated New Notes,

     (a) certificated New Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof;

     (b) payment of principal of, and premium, if any, and interest on, the certificated New Notes will be payable, and the transfer of the certificated New Notes will be registerable, at the office or agency of the Company maintained for such purposes; and

     (c) no service charge will be made for any registration of transfer or exchange of the certificated New Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

   So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such Global Security for all purposes under the Indenture and the New Notes. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the New Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated New Notes in definitive form and will not be considered to be the owners or holders of any New Notes under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   DTC has advised us that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or the Initial Purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS


Exchange Offer

   The exchange of an Old Note for a New Note pursuant to the exchange offer will not consitute a "significant modification" of the Old Note for U.S. federal income tax purposes and, accordingly, the New Note received will be treated as a continuation of the Old Note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a Holder who exchanges an Old Note for a New Note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the New Note as it had in the Old Note immediately before the exchange. A holder who does not exchange its Old Notes for New Notes pursuant to the exchange offer will not recognize any gain or loss, for U.S federal income tax purposes, upon consummation of the exchange offer.

Certain United States Federal Income Tax Considerations for Non-United States Holders

   The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of New Notes by an owner of New Notes that, for United States federal income tax purposes, is not a United States person (a "Non-U.S. Holder"). This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. For purposes of the following discussion a Non-U.S. Holder is:

   o an individual that is not a citizen or resident of the United States;

   o a corporation or other entity treated as a corporation for United States federal income tax purposes organized or created under non-United States law; or

   o an estate or trust that is not taxable in the United States on its worldwide income.

   The tax treatment of the holders of the New Notes may vary depending upon their particular situations. United States persons acquiring New Notes are subject to rules different from those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions, broker-dealers, banks making a loan in the ordinary course of business, holders of 10% of the voting power in us, and holders who are "controlled foreign corporations" with respect to us) may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding, and disposing of New Notes as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

Withholding Taxes

   Generally, payments of principal and interest on the New Notes will not be subject to United States withholding taxes.

   However, for the exemption from withholding taxes to apply to you, one of the following requirements must be met.

   o You provide a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary who holds the Notes. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the New Notes and that you are not a United States Holder.

   o You hold your New Notes directly through a "qualified intermediary", and the qualified intermediary has sufficient information in its files indicating that you are not a United States Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the United States Internal Revenue Service providing that it will administer all or part of the United States withholding rules under specified procedures.

   o You are entitled to an exemption from withholding tax on interest under a tax treaty between the United States and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

   o The interest income on the New Notes is effectively connected with the conduct of your trade or business in the United States, and is not exempt from United States tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

   Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

   o The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

   o The United States Internal Revenue Service notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

   o An intermediary through which you hold the New Notes fails to comply with the procedures necessary to avoid withholding taxes on the New Notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the New Notes. However, if you hold your New Notes through a qualified intermediary-or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the New Notes-the qualified intermediary will not generally forward this information to the withholding agent.

   Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if one of the following conditions applies:

   o You hold your New Notes directly through a qualified intermediary and the applicable procedures are complied with.

   o You file Form W-8ECI.

   The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of Holders, including partnerships, trusts, and other entities treated as pass-through entities for United States federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

Sale or Retirement of Notes

   If you sell a New Note or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

   o The gain is connected with a trade or business that you conduct in the United States.

   o You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the New Note, and certain other conditions are satisfied.

   o The gain represents accrued interest, in which case the rules for interest would apply.

U.S. Trade or Business

   If you hold your New Note in connection with a trade or business that you are conducting in the United States:

   o Any interest on the New Note, and any gain from disposing of the New Note, generally will be subject to income tax as if you were a United States Holder.

   o If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the New Note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes

   If you are an individual, your New Notes will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the New Notes were not connected to a trade or business that you were conducting in the United States.

Information Reporting and Backup Withholding

   Information reporting and backup withholding apply to Non-United States Holders as follows:

   o Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-United States Holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the Internal Revenue Service on Form 1042-S.

   o Sale proceeds you receive on a sale of your New Notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the United States office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

                              PLAN OF DISTRIBUTION


   Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any
such resale. In addition, until        , 2001, all dealers effecting
transactions in the New Notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that request such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any broker-dealer and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the New Notes offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Nancy
A. Lieberman, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director and stockholder of Rite Aid.

                                    EXPERTS



   The consolidated financial statements and related financial statement schedule of the Company and its consolidated subsidiaries, except PCS Holding Corporation and subsidiaries which has been included in discontinued operations in such consolidated financial statements, as of March 3, 2001 and February 26, 2000, and for each of the three years in the period ended March 3, 2001 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended March 3, 2001 have been audited by Deloitte & Touche LLP as stated in their reports, which are incorporated by reference herein. The financial statements of PCS Holding Corporation and subsidiaries for the year ended February 26, 2000 and the thirty-six days ended February 27, 1999, not separately included herein or elsewhere in the registration statement have been audited by Ernst & Young LLP, as stated in their report, which is incorporated by reference herein. Such financial statements and related financial statement schedule of the Company and its consolidated subsidiaries are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

   Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonable believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonable entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonable incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

   Article Tenth of the Company's Certificate of Incorporated and Article VII of the Company's By-laws provide for the indemnification of its directors and officers as authorized by Section 145 of the DGCL.

   The directors and officers of the Company and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by the Company.

Item 21. Exhibits and Financial Statement Schedules.

a. Exhibits


 Exhibit                                                                      Incorporation by
  Numbers                       Description                                     Reference to
  --------                      -----------                                     ------------

  4.1      Supplemental Indenture, dated as of February 3,         Exhibit 4.2 to Form 8-K filed on
           2000, between Rite Aid Corporation and Harris Trust     February 7, 2000
           and Savings Bank to the Indenture, dated September
           10, 1997, between Rite Aid Corporation and Harris
           Trust and Savings Bank

  4.2      Supplemental Indenture, dated as of February 3,         Exhibit 4.3 to Form 8-K filed on
           2000, between Rite Aid Corporation and Harris Trust     February 7, 2000
           and Savings Bank, to the Indenture, dated September
           22, 1998, between Rite Aid Corporation and Harris
           Trust and Savings Bank

  4.3      Supplemental Indenture, dated as of February 3,         Exhibit 4.4 to Form 8-K filed on
           2000, between Rite Aid Corporation and Harris Trust     February 7, 2000
           and Savings Bank to the Indenture, dated December
           21, 1998, between Rite Aid Corporation and Harris
           Trust and Savings Bank

  4.4      Indenture, dated as of June 14, 2000, among Rite Aid    Exhibit 4.1 to Form 8-K filed on
           Corporation, as Issuer, each of the Subsidiary          June 21, 2000
           Guarantors named therein and State Street Bank and
           Trust Company, as Trustee

  4.5      Exchange and Registration Rights Agreement, dated as    Exhibit 4.2 to Form 8-K filed on
           of June 14, 2000, by and among Rite Aid Corporation,    June 21, 2000
           State Street Bank and Trust Company and the Holders
           of the 10.50% Senior Secured Notes due 2002

  4.6      Registration Rights Agreement, dated as of June 14,     Exhibit 4.3 to Form 8-K filed on
           2000, by and among Rite Aid Corporation and the         June 21, 2000
           Lenders listed therein

  4.7      Indenture, dated as of June 27, 2001, between Rite      Exhibit 4.7 to Registration Statement
           Aid Corporation, as issuer and State Street Bank and    on Form S-1, File No. 333-64950, filed
           Trust Company, as trustee, related to the Company's     on July 12, 2001
           12.50% Senior Secured Notes due 2006.

  4.8      Indenture, dated as of June 27, 2001 between Rite       Exhibit 4.8 to Registration Statement
           Aid Corporation, as issuer and BNY Midwest Trust        on Form S-1, File No. 333-64950, filed
           Company, as trustee, related to the Company's 11 1/     on July 12, 2001
           4% Senior Notes due 2008.

  4.9      Exchange and Registration Rights Agreement, dated as    Exhibit 4.9 to Registration Statement
           of June 27, 2001, between Rite Aid Corporation and      on Form S-1, File No. 333-64950, filed
           Salomon Smith Barney Inc., Credit Suisse First          on July 12, 2001
           Boston Corporation, J.P. Morgan Securities Inc. and
           Fleet Securities, Inc., as initial purchasers, for
           the benefit of the holders of the Company's 11 1/4%
           Senior Notes due 2008.

  5        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP     Exhibit 5 to Registration Statement on
                                                                   Form S-4, File No. 333-70150, filed on
                                                                   September 25, 2001

 Exhibit                                                                      Incorporation by
  Numbers                       Description                                     Reference to
  --------                      -----------                                     ------------

 12        Statement regarding computation of ratios of            Exhibit 12 to Form 10-K filed on
           earnings to fixed charges                               May 21, 2001

 23.1      Independent Auditors' Consent                           Filed herewith

 23.2      Independent Auditors' Consent                           Filed herewith

 23.3      Consent of Skadden, Arps, Slate, Meagher &
           Flom LLP (included in Exhibit 5)                        Exhibit 5 to Registration Statement
                                                                   on Form S-4 File No. 333-70150, filed
                                                                   on September 25, 2001

 24        Power of Attorney                                       Signature pages to Registration Statement
                                                                   on Form S-4, File No. 333-70150,
                                                                   filed on September 25, 2001


 25        Statement of Eligibility of Trustee                     Exhibit 25 to Registration Statement
                                                                   on Form S-4, File No. 333-70150, filed
                                                                   on September 25, 2001

 99.1      Form of Letter of Transmittal                           Exhibit 99.1 to Registration Statement
                                                                   on Form S-4, File No. 333-70150, filed
                                                                   on September 25, 2001

 99.2      Form of Notice of Guaranteed Delivery                   Exhibit 99.2 to Registration Statement
                                                                   on Form S-4, File No. 333-70150, filed
                                                                   on September 25, 2001

 99.3      Form of Letter to Clients                               Exhibit 99.3 to Registration Statement
                                                                   on Form S-4, File No. 333-70150, filed
                                                                   on September 25, 2001

 99.4      Form of Letter to Brokers, Dealers, Commercial          Exhibit 99.4 to Registration Statement
           Banks, Trust Companies and Other Nominees               on Form S-4, File No. 333-70150, filed
                                                                   on September 25, 2001





Item 22. Undertakings.


   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 31, 2001.

                                RITE AID CORPORATION


                                By:          /s/ Elliot S. Gerson
                                 ----------------------------------------------
                                                Elliot S. Gerson
                                         Senior Executive Vice President
                                               and General Counsel


   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                            Title                               Date
             ---------                           ------------                        ----

                *                   Chairman of the Board and                  October 31, 2001
   ------------------------------   Chief Executive Officer
          Robert G. Miller



                *                   President, Chief Operating                 October 31, 2001
   ------------------------------   Officer and Director
           Mary F. Sammons



                *                   Chief Financial Officer and Senior         October 31, 2001
   ------------------------------   Executive Vice President
          John T. Standley



                *                   Executive Vice President,                  October 31, 2001
   ------------------------------   Finance and Accounting
          Christopher Hall



                *                   Chief Accounting Officer and               October 31, 2001
   ------------------------------   Senior Vice President
           Kevin J. Twomey

            Signature                            Title                               Date
             ---------                           ------------                        ----
                *                   Director                                   October 31, 2001
  -------------------------------
         William J. Bratton



                *                   Director                                   October 31, 2001
  -------------------------------
         Alfred M. Gleason



                *                   Director                                   October 31, 2001
  -------------------------------
          Leonard I. Green



                *                   Director                                   October 31, 2001
  -------------------------------
         Nancy A. Lieberman



                *                   Director                                   October 31, 2001
  -------------------------------
          Stuart M. Sloan



                *                   Director                                   October 31, 2001
  -------------------------------
        Jonathan D. Sokoloff



                *                   Director                                   October 31, 2001
  -------------------------------
          Leonard N. Stern








* By: /s/Kevin J. Twomey
      Kevin J. Twomey
      Attorney-in-fact

                                 EXHIBIT INDEX




  Exhibit                                                                  Incorporation by
   Numbers                     Description                                   Reference to
  --------                     -----------                                   ------------

  4.1       Supplemental Indenture, dated as of February 3,     Exhibit 4.2 to Form 8-K filed on
            2000, between Rite Aid Corporation and Harris       February 7, 2000
            Trust and Savings Bank to the Indenture, dated
            September 10, 1997, between Rite Aid Corporation
            and Harris Trust and Savings Bank

  4.2       Supplemental Indenture, dated as of February 3,     Exhibit 4.3 to Form 8-K filed on
            2000, between Rite Aid Corporation and Harris       February 7, 2000
            Trust and Savings Bank, to the Indenture, dated
            September 22, 1998, between Rite Aid Corporation
            and Harris Trust and Savings Bank

  4.3       Supplemental Indenture, dated as of February 3,     Exhibit 4.4 to Form 8-K filed on
            2000, between Rite Aid Corporation and Harris       February 7, 2000
            Trust and Savings Bank to the Indenture, dated
            December 21, 1998, between Rite Aid Corporation
            and Harris Trust and Savings Bank

  4.4       Indenture, dated as of June 14, 2000, among Rite    Exhibit 4.1 to Form 8-K filed on
            Aid Corporation, as Issuer, each of the             June 21, 2000
            Subsidiary Guarantors named therein and State
            Street Bank and Trust Company, as Trustee

  4.5       Exchange and Registration Rights Agreement,         Exhibit 4.2 to Form 8-K filed on
            dated as of June 14, 2000, by and among Rite Aid    June 21, 2000
            Corporation, State Street Bank and Trust Company
            and the Holders of the 10.50% Senior Secured
            Notes due 2002

  4.6       Registration Rights Agreement, dated as of June     Exhibit 4.3 to Form 8-K filed on
            14, 2000, by and among Rite Aid Corporation and     June 21, 2000
            the Lenders listed therein

  4.7       Indenture, dated as of June 27, 2001, between       Exhibit 4.7 to Registration Statement
            Rite Aid Corporation, as issuer and State Street    on Form S-1, File No. 333-64950, filed
            Bank and Trust Company, as trustee, related to      on July 12, 2001
            the Company's 12.50% Senior Secured Notes due
            2006.

  4.8       Indenture, dated as of June 27, 2001 between        Exhibit 4.8 to Registration Statement
            Rite Aid Corporation, as issuer and BNY Midwest     on Form S-1, File No. 333-64950, filed
            Trust Company, as trustee, related to the           on July 12, 2001
            Company's 11 1/4% Senior Notes due 2008.

  4.9       Exchange and Registration Rights Agreement,         Exhibit 4.9 to Registration Statement
            dated as of June 27, 2001, between Rite Aid         on Form S-1, File No. 333-64950, filed
            Corporation and Salomon Smith Barney Inc.,          on July 12, 2001
            Credit Suisse First Boston Corporation, J.P.
            Morgan Securities Inc. and Fleet Securities,
            Inc., as initial purchasers, for the benefit of
            the holders of the Company's 11 1/4% Senior
            Notes due 2008.

  5         Opinion of Skadden, Arps, Slate, Meagher & Flom     Exhibit 5 to Registration Statement on
            LLP                                                 Form S-4, File No. 333-70150, filed on
                                                                September 25, 2001

  Exhibit                                                                  Incorporation by
   Numbers                     Description                                   Reference to
  --------                     -----------                                   ------------

 12         Statement regarding computation of ratios of        Exhibit 12 to Form 10-K filed on
            earnings to fixed charges                           May 21, 2001

 23.1       Independent Auditors' Consent                       Filed herewith

 23.2       Independent Auditors' Consent                       Filed herewith


 23.3       Consent of Skadden, Arps, Slate, Meagher &
            Flom LLP (included in Exhibit 5)                    Exhibit 5 to Registration Statement
                                                                on Form S-4 File No. 333-70150, filed
                                                                on September 25, 2001

 24         Power of Attorney                                   Signature pages to Registration Statement
                                                                on Form S-4, File No. 333-70150,
                                                                filed on September 25, 2001



 25         Statement of Eligibility of Trustee                 Exhibit 25 to Registration Statement
                                                                on Form S-4, File No. 333-70150, filed
                                                                on September 25, 2001


 25         Statement of Eligibility of Trustee                 Exhibit 25 to Registration Statement
                                                                on Form S-4, File No. 333-70150, filed
                                                                on September 25, 2001

 99.1       Form of Letter of Transmittal                       Exhibit 99.1 to Registration Statement
                                                                on Form S-4, File No. 333-70150, filed
                                                                on September 25, 2001

 99.2       Form of Notice of Guaranteed Delivery               Exhibit 99.2 to Registration Statement
                                                                on Form S-4, File No. 333-70150, filed
                                                                on September 25, 2001

 99.3       Form of Letter to Clients                           Exhibit 99.3 to Registration Statement
                                                                on Form S-4, File No. 333-70150, filed
                                                                on September 25, 2001

 99.4       Form of Letter to Brokers, Dealers, Commercial      Exhibit 99.4 to Registration Statement
            Banks, Trust Companies and Other Nominees           on Form S-4, File No. 333-70150, filed
                                                                on September 25, 2001